EXHIBIT 3

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

MAY 31, 1997

ARTICLE I

NAME

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

Morgan Stanley, Dean Witter, Discover & Co.

ARTICLE II

ADDRESS

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

CAPITALIZATION

The total number of shares of stock which the Corporation shall have authority to issue is one billion seven hundred eighty million (1,780,000,000), consisting of thirty million (30,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as “Preferred Stock”), and one billion seven hundred fifty million (1,750,000,000) shares of Common Stock, par value $0.01 per share (hereinafter referred to as “Common Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1) The designation of the series, which may be by distinguishing number, letter or title.

(2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(4) Dates at which dividends, if any, shall be payable.

(5) The redemption rights and price or prices, if any, for shares of the series.

(6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(7) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(8) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(9) Restrictions on the issuance of shares of the same series or of any other class or series.

(10) The voting rights, if any, of the holders of shares of the series.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of the shares of Common Stock shall at all times, except as otherwise provided in this Certificate of Incorporation or as required by law, vote as one class, together with the holders of any other class or series of stock of the Corporation accorded such general voting rights.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

BY-LAWS

In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(1) to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, provided further that, in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the Bylaws or to adopt any additional Bylaw; and

(2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VI

ACTION OF STOCKHOLDERS

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE VII

BOARD OF DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed by the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into three classes, initially consisting of 6, 4 and 4 directors. One class of directors initially consisting of 4 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class initially consisting of 4 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class initially consisting of 6 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 1998 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

ARTICLE VIII

INDEMNIFICATION

Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the

Board of Directors, provide indemnification to employees and agents (other than a director or officer) of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE IX

DIRECTORS’ LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

If the General Corporation Law of the State of Delaware shall be amended, to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE X

AMENDMENTS

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of Article V, Article VI, Article VII or this second paragraph of this Article X. For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS

OF THE

ESOP CONVERTIBLE PREFERRED STOCK

OF

DEAN WITTER, DISCOVER & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY:

A. The following resolution was duly adopted by the Board of Directors (the “Board”) of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the “Corporation”), by unanimous vote thereof at a meeting on May 28, 1997:

RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which shall consist of 3,902,438 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

1. Designation and Issuance.

(A) The shares of such series shall be designated ESOP CONVERTIBLE PREFERRED STOCK (hereinafter referred to as the “ESOP Preferred Stock”) and such series shall consist of

3,902,438 shares. Such number of shares may be increased or decreased from time to time by resolution of the Committee (as hereinafter defined), but no such increase shall result in such series consisting of more than 4,000,000 shares, and no decrease shall reduce the number of shares of ESOP Preferred Stock to a number less than that of shares of ESOP Preferred Stock then outstanding plus the number of shares issuable upon exercise of any rights, options or warrants or upon conversion of outstanding securities issued by the Corporation relating to such shares. Notwithstanding the preceding sentence, the Board may increase the number of shares of ESOP Preferred Stock to a number greater than 4,000,000 shares, or may decrease the number of such shares, subject only to any limitations imposed by applicable law or the Certificate of Incorporation. Any shares of ESOP Preferred Stock redeemed or purchased by the Corporation shall remain issued and outstanding for all purposes (except that as long as such shares are held by the Corporation or its nominee, no dividends shall be paid on such shares and they shall neither be entitled to vote nor counted for quorum purposes) and may thereafter be transferred by the Corporation from time to time to a trustee or trustees referred to in paragraph (B) of this Section 1 (whereupon the voting and dividend rights of such shares shall be restored); provided that the Corporation may provide at the time of or at any time after such redemption or purchase that any such shares then held by the Corporation or its nominee shall be retired, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation. For the purposes of this Certificate of Designation, the “Committee” shall mean any committee of the Board to whom the Board, pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board set forth in this Certificate of Designation.

(B) Shares of ESOP Preferred Stock shall be issued only to a trustee or trustees acting on behalf of an employee stock ownership trust or plan or other employee benefit plan (a “Plan”) of the Corporation. In the event of any sale, transfer or other disposition (hereinafter a “transfer”) of shares of ESOP Preferred Stock to any person (including, without limitation, any participant in the Plan) other than (x) any trustee or trustees of the Plan, (y) any pledgee of such shares acquiring such shares as security for any loan or loans made to the Plan or to any trustee or trustees acting on behalf of the Plan or (z) the Corporation, the shares of ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock at the Conversion Price (as hereinafter defined) and on the terms otherwise provided for the conversion of shares of ESOP Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of ESOP Preferred Stock hereunder, but, rather, only the powers and rights pertaining to the Common Stock into which such shares of ESOP Preferred Stock shall be so converted; provided, however, that in the event of a foreclosure or other realization upon shares of ESOP Preferred Stock pledged as security for any loan or loans made to the Plan or to the trustee or the trustees acting on behalf of the Plan, the pledged shares so foreclosed or otherwise realized upon shall be converted automatically into shares of Common Stock at the Conversion Price and on the terms otherwise provided for conversions of shares of ESOP Preferred Stock into shares of Common Stock pursuant to Section 5 hereof. In the event of such a conversion, such transferee shall be treated for all purposes as the record holder of the shares of Common Stock into which the ESOP Preferred Stock shall have been converted as of the date of such conversion. Certificates representing shares of ESOP Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing Provisions of this Section 1, shares of ESOP Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

2. Dividends and Distributions.

(A) (1) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of ESOP Preferred Stock (other than the Corporation or its nominee) shall be entitled to receive, when and as declared by the Board out of funds legally available therefor, cash dividends (“Preferred Dividends”) payable in accordance with either of the following elections, as the Board shall elect from time to time in its absolute discretion:

(i) in an amount per share initially equal to $2.78 per share per annum, and no more (such amount, as adjusted from time to time pursuant to the terms hereof, including during any period in which a

Semiannual Payment Election (as defined below) shall be in effect, the “Annual Dividend Rate”), payable annually in arrears on December 31 (or such later date not more than four business days thereafter as the Board may from time to time elect in its absolute discretion; such date, the “Annual Payment Date”) of each year (such election, the “Annual Payment Election”) beginning on the Annual Payment Date occurring immediately after the effective date of such Annual Payment Election; or

(ii) in an amount per share initially equal to $2.78 per share per annum, and no more (such amount, as adjusted from time to time pursuant to the terms hereof, including during any period in which an Annual Payment Election is in effect, the “Semiannual Dividend Rate”; and the Semiannual Dividend Rate and the Annual Dividend Rate, as in effect at any time, are each hereinafter referred to as the “Preferred Dividend Rate”), semiannually in arrears, one-half on each June 30 and December 31 (or, in either case, such later date not more than four business days after either of such dates as the Board may from time to time elect in its absolute discretion; such dates, the “Semiannual Payment Dates”) of each year (such election, the “Semiannual Payment Election”), beginning on the Semiannual Payment Date occurring immediately after the effective date of such Semiannual Payment Election;

provided that any Semiannual Payment Election shall be made effective only during the period beginning on January 5 and ending on June 29 in each year. The Board shall give prompt notice to the holders of the ESOP Preferred Stock of any Semiannual Payment Election or Annual Payment Election and any election to alter any Dividend Payment Date pursuant to this Section 2(A)(1). Each Annual Payment Date or Semiannual Payment Date, as applicable, is hereinafter referred to as a “Dividend Payment Date”, and each payment of a Preferred Dividend shall be made to holders of record at the opening of business on such Dividend Payment Date.

(2) Preferred Dividends shall begin to accrue on outstanding shares of ESOP Preferred Stock from the date of issuance of such shares, except that with respect to any shares of ESOP Preferred Stock redeemed or purchased by the Corporation and then reissued, Preferred Dividends shall accrue on such shares from their date of reissuance. Preferred Dividends shall accrue on a daily basis, whether or not the Corporation shall then have earnings or surplus

(computed on the basis of a 360-day year of twelve 30-day months in case of any period less than one year) based on the Preferred Dividend Rate in effect on such date; provided however, that if a Semiannual Payment Election or an Annual Payment Election becomes effective on or after such date and before the immediately succeeding Dividend Payment Date, payments in respect of dividends on the ESOP Preferred Stock made on or after the effective date of such Semiannual Payment Election or Annual Payment Election and on or before such Dividend Payment Date shall be computed using the Preferred Dividend Rate in effect on the date of such payment; provided further, the dividends payable on the first Dividend Payment Date following the issuance of the ESOP Preferred Stock shall be in an amount equal to the Annual Dividend Rate for a full annum or the Semiannual Dividend Rate for a full semiannum, as applicable. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

(B) So long as any shares of ESOP Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the ESOP Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the ESOP Preferred Stock, like dividends for all dividend payment periods of the ESOP Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends (1) accumulated and unpaid or payable on such parity stock, on the one hand, and (2) accumulated and unpaid through the dividend payment period or periods of the ESOP Preferred Stock next preceding such dividend payment date, on the other hand. If full cumulative dividends on the ESOP Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, any other class of stock or series thereof of the Corporation ranking, as to dividends or upon dissolution, junior to the ESOP Preferred Stock until full cumulative dividends on the ESOP Preferred Stock shall have been paid or declared and set apart; provided, however, that the foregoing shall not apply to (i) any dividend or distribution payable solely in any shares of, or options, warrants or rights to subscribe for or purchase shares of, any stock ranking, as to dividends and upon dissolution, junior to the ESOP Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends and upon dissolution, junior to the ESOP Preferred Stock in exchange solely for or by conversion solely into shares of any other stock ranking junior to the ESOP Preferred Stock as to dividends and upon dissolution.

(C) Any dividend payment made on shares of ESOP Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares.

3. Liquidation Preference.

(A) In the event of any dissolution or liquidation of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to ESOP Preferred Stock upon dissolution or liquidation, the holders of ESOP Preferred Stock (other than the Corporation or its nominee) shall be entitled to receive the Liquidation Price (as hereinafter defined) per share in effect at the time of dissolution or liquidation plus an amount equal to all dividends accrued (whether or not accumulated) and unpaid on the ESOP Preferred Stock to the date of final distribution to such holders; but such holders shall not be entitled to and shall not otherwise receive any further payments. The Liquidation Price per share that holders of ESOP Preferred Stock shall receive upon dissolution or liquidation shall be $35.875, subject to adjustment as hereinafter provided. If, upon any dissolution or liquidation of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of ESOP Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares ranking, as to dissolution or liquidation, on a parity with ESOP Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of ESOP Preferred Stock and any such other shares ratably in accordance with the respective amounts that would be payable on such shares of ESOP Preferred Stock and any such other shares if all amounts payable thereon were paid in full. For the purposes of this Section 3, neither a consolidation or merger of the Corporation with or into one or more corporations, nor the sale, transfer, lease or exchange (for cash, shares of equity stock, securities or other consideration) of all or substantially all of the assets of the Corporation, nor the distribution to the stockholders of the Corporation of all or substantially all of the consideration for such sale, unless such consideration (apart from assumption of liabilities) or the net proceeds thereof consists substantially entirely of cash, shall be deemed to be a dissolution or liquidation, voluntary or involuntary.

(B) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or senior to ESOP Preferred Stock upon dissolution or liquidation, upon any dissolution or liquidation of the Corporation, after payment shall have been made in full to the holders of ESOP Preferred Stock as provided in this Section 3, but not prior thereto, any other series or class or classes of stock ranking junior to ESOP Preferred Stock upon dissolution or liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets of the Corporation remaining to be paid or distributed, and the holders of ESOP Preferred Stock shall not be entitled to share therein.

4. Ranking and Voting of Shares.

(A) Each of (i) the Corporation’s 7 3/8% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (ii) the Corporation’s 7 3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation’s Series A Fixed/Adjustable Rate Preferred Stock, with a liquidation value of $200.00 per share, (iv) if issued, the Corporation’s 7.82% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (v) if issued, the Corporation’s 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation’s 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation’s 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation’s 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation’s 8.03% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, shall rank on a parity with ESOP Preferred Stock as to dividends and as to distribution of assets upon dissolution or liquidation.

Unless otherwise provided in the Certificate of Incorporation of the Corporation, as the same may be amended, or in a Certificate of Designation of Rights and Preferences relating to any subsequent series of Preferred Stock, the ESOP Preferred Stock shall rank on a parity with all series of the Corporation’s Preferred Stock, other than the Corporation’s Series A Junior Participating Preferred Stock to which the ESOP Preferred Stock shall rank senior, as to dividends and as to the distribution of assets upon dissolution or liquidation.

(B) The holders of shares of ESOP Preferred Stock (other than the Corporation or its nominee) shall have the following voting rights:

(1) The holders of ESOP Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock as one class. The holder of each share of ESOP Preferred Stock shall be entitled to a number of votes equal to 1.35 times the number of shares of Common Stock into which such share of ESOP Preferred Stock could be converted on the record date for determining the stock holders entitled to vote; it being understood that whenever the “Conversion Price” (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the number of votes of the ESOP Preferred Stock shall also be correspondingly adjusted. Notwithstanding the immediately preceding sentence, if the governing body of the New York Stock Exchange or any other securities listing service or exchange (each, an “Exchange”) or any relevant governmental or regulatory entity (each such entity, and each governing body of an Exchange, a “Regulating Entity”) shall have disapproved of such voting power or taken or threatened any action against the Corporation or in respect of any of its securities in accordance with Rule 19c-4 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or any other rule or listing standard of any Regulating Entity regarding the voting power of securities, or if the Board of Directors determines in its sole judgment that any Regulating Entity may so disapprove or take or threaten any such action, the holder of each share of ESOP Preferred Stock shall be entitled to a maximum number of votes permissible (consistent with continued listing of the Corporation’s securities on any such Exchange) in accordance with the interpretations of any such rule or listing standard by such Regulating Entity, as determined by the Board.

(2) Except as otherwise required by law or set forth herein, holders of ESOP Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action, including the issuance of any Preferred Stock now or hereafter authorized; provided, however, that the vote of at least 66 2/3% of the outstanding shares of ESOP Preferred Stock, voting separately as a series, shall be necessary to approve any alteration, amendment or repeal of any provision of the Certificate of Incorporation or any alteration, amendment or repeal of any provision of the resolutions relating to the designation, preferences and rights of ESOP Preferred Stock (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation, but not including any alteration or amendment of rights expressly provided for in Section (B)(1) above or in Section 2(A)(1)), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the ESOP Preferred Stock so as to affect them adversely.

5. Conversion into Common Stock.

(A) A holder of shares of ESOP Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6, 7 or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock. The number of shares of Common Stock into which each share of the ESOP Preferred Stock may be converted shall be determined by dividing the Liquidation Price in effect at the time of conversion by the Conversion Price (as hereinafter defined) in effect at the time of conversion. The initial Conversion Price per share at which shares of Common Stock shall be issuable upon conversion of any shares of ESOP Preferred Stock shall be $10.871, subject to adjustment as hereinafter provided; that is, a conversion rate initially equivalent to three and three-tenths (3 3/10) shares of Common Stock for each share of ESOP Preferred Stock, which is subject to adjustment as hereinafter provided.

(B) Any holder of shares of ESOP Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender, if certificated, the certificate or certificates representing the shares of ESOP Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or if uncertificated, a duly executed stock power relating thereto, at the principal executive office of the Corporation or the offices of the transfer agent for the ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the ESOP Preferred Stock by the Corporation or the transfer agent for the ESOP Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of ESOP Preferred Stock to be converted and the name or names in which such holder wishes the Common Stock and any shares of ESOP Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of a confirmation of such conversion, if uncertificated, or any new certificates which may be issued upon such conversion, if certificated.

(C) Upon surrender, if certificated, of a certificate representing a share or shares of ESOP Preferred Stock for conversion, or if uncertificated, of a duly executed stock power relating thereto, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder’s designee, at the address designated by such holder, if certificated, a certificate or certificates for, or if uncertificated, confirmation of, the number of shares of Common Stock to which such holder shall be entitled upon conversion. If there shall have been surrendered shares of ESOP Preferred Stock only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder’s designee, if certificated, a new certificate or certificates representing the number of shares of ESOP Preferred Stock that shall not have been converted, or if uncertificated, confirmation of the number of shares of ESOP Preferred Stock that shall not have been converted.

(D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of ESOP Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof, if certificated, or confirmation, if uncertificated, and (ii) the commencement of business on the second business day after the surrender of the certificate or certificates, if certificated, or a duly executed stock power, if uncertificated, for the shares of

ESOP Preferred Stock to be converted. On and after the effective date of conversion, the person or persons entitled to receive Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, and no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to such effective date. The Corporation shall not be obligated to pay any dividend that may have accrued or have been declared but that is not payable to holders of shares of ESOP Preferred Stock if the Dividend Payment Date for such dividend is on or subsequent to the effective date of conversion of such shares.

(E) The Corporation shall not be obligated to deliver to holders of ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or treasury Common Stock, solely for issuance upon the conversion of shares of ESOP Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of ESOP Preferred Stock then outstanding.

6. Redemption at the Option of the Corporation.

(A) The ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time after September 19, 2000, out of funds legally available therefor, at a redemption price per share equal to 100% of the Liquidation Price plus an amount equal to all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (E) of this Section 6. From and after the date fixed for redemption, dividends on shares of ESOP Preferred Stock called for redemption will cease to accrue and all rights of the holder in respect of such shares shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Corporation, to be held as treasurer shares or to be retired, in either case as provided in Section 1(A). If less than all of the outstanding shares of ESOP Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board.

(B) Notice of redemption will be sent to the holders of ESOP Preferred Stock at the address on the books of the Corporation or any transfer agent for ESOP Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date or in any other manner provided by law. Each notice shall state: (i) the redemption date; (ii) the total number of shares of ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates, if certificated, for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; (vi) whether such redemption price should be paid in cash or in shares of Common Stock; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of ESOP Preferred Stock at the time. Upon surrender of the certificates, if certificated, for any shares so called for redemption, or upon the date fixed for redemption, if uncertificated, such shares, if not previously converted, shall be redeemed by the Corporation as of the close of business on the date fixed for redemption and at the redemption price set forth in this Section 6.

(C) The Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, at any time within one year after either of the following events:

(i) there shall be a change in the federal tax law or regulations of the United States of America or of an interpretation or application of such law or regulations or of a determination by a court of competent jurisdiction that in any case has the effect of precluding the Corporation from claiming (other than for purposes of calculating any alternative minimum tax) any of the tax deductions for dividends paid on the ESOP Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), as in effect on December 31, 1995.

(ii) the Corporation shall certify to the holders of the ESOP Preferred Stock that the Corporation has determined in good faith that the Plan either is not qualified as a “stock bonus plan” within the meaning of Section 401(a) of the Code or is not an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code, elect either to (a) redeem, out of funds legally available therefor, any or all of such ESOP Preferred Stock for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, as permitted by paragraph (E) of this Section 6, at a redemption price equal to (x) if the relevant event is as provided in clause (i) above, the Liquidation Price per share on the date fixed for redemption, plus an amount equal to accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption or (y) if the relevant event is as provided in clause (ii) above, an amount calculated on the basis of the redemption prices provided in paragraph (D) of this Section 6 on the date fixed for redemption or (b) exchange any or all of such shares of ESOP Preferred Stock for securities of at least equal value (as determined by an independent appraiser) that constitute “qualifying employer securities” with respect to a holder of ESOP Preferred Stock within the meaning of Section 409(l) of the Code and Section 407(d)(5) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), or any successor provisions of law. If the Corporation elects to redeem any or all of the ESOP Preferred Stock pursuant to clause (a) of the preceding sentence, notice of such redemption shall be given as required in paragraph (B) of this Section 6, and if the Corporation elects to exchange any or all of the ESOP Preferred Stock for securities of at least equal value pursuant to clause (b) of the preceding sentence, it will cause notice of such election to be sent to the holders of ESOP Preferred Stock at the address shown on the books of the Corporation or any transfer agent for ESOP Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the date of exchange or in any other manner required by law. Each notice shall state: (i) the exchange date; (ii) the total number of shares of ESOP Preferred Stock to be exchanged and, if fewer than all the shares held by such holder are to be exchanged, the number of shares held by such holder to be exchanged; (iii) the exchange rate; (iv) the place or places where certificates, if certificated, for such shares are to be surrendered for exchange; and (v) that dividends on the shares to be exchanged will cease to accrue an such exchange date.

(D) Notwithstanding anything to the contrary in paragraph (A) of this Section 6, in the event that the Plan is, or contributions thereto are, terminated, the Corporation may, in its sole discretion, call for redemption any or all of the then outstanding ESOP Preferred Stock, upon notice as required in paragraph (B) of this Section 6, out of funds legally available therefor, at a redemption price per share equal to the following percentages of the Liquidation Price in effect on the date fixed for redemption:

During the Twelve- Month Period Beginning September 19,	Percentage of Liquidation Price
1996	103.10
1997	102.33
1998	101.55
1999	100.78
2000	100.00

and thereafter at 100%, plus, in each case, an amount equal to all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (E) of this Section 6. From and after the date fixed for redemption, dividends on shares of ESOP Preferred Stock called for redemption will cease to accrue and all rights of the holder in respect of such shares shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Corporation, to be held as treasury shares or to be retired, in either case as provided in Section 1(A).

(E) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in paragraph 9(H)(2)); provided, however, that in calculating their Fair Market Value the Adjustment Period (as defined in paragraph 9(H)(2)) shall be deemed to be the five (5) consecutive trading days preceding the date of redemption.

7. Redemption at the Option of the Holder.

(A) Unless otherwise provided by law, shares of ESOP Preferred Stock shall be redeemed by the Corporation at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five business days prior to the date fixed by the holder in such notice, when and to the extent necessary for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Plan or any successor plan or when the holder elects to redeem shares of ESOP Preferred Stock in connection with any Preferred Dividend (a “Dividend Redemption”), in shares of Common Stock legally available therefor, at a redemption price equal to the higher of (x) the Liquidation Price per share on the date fixed for redemption and (y) the Fair Market Value (as defined in paragraph 9(H)(2)) of the number of shares of Common Stock into which each share of ESOP Preferred Stock is convertible at the time the notice of such redemption is given, plus in either case an amount equal to accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption (such higher price on any date, together with such accrued and unpaid dividends, the “Special Redemption Price”). At the election of the Corporation, such redemp- tion may instead be made out of funds legally available therefor in cash or a combination of Common Stock and cash. Any shares of Common Stock shall be valued for the purposes of redemption pursuant to this paragraph (A) as provided by paragraph (E) of Section 6. In the case of any Dividend Redemption, such holder shall give the notice specified above on the fifth business day after the related Dividend Payment Date and such redemption shall be effective as to such number of shares of ESOP Preferred Stock as shall equal (x) the aggregate amount of such Preferred Dividends paid with respect to shares of ESOP Preferred Stock allocated or credited to the accounts of participants in the Plan or any successor plan that are used to repay any loan associated with such allocated or credited shares divided by (y) the Special Redemption Price specified above in this paragraph (A).

(B) Unless otherwise provided by law, shares of ESOP Preferred Stock shall be redeemed by the Corporation at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five business days prior to the date fixed by the holder in such notice, upon certification by such holder to the Corporation of the following events: (i) when and to the extent necessary for such holder to make any payments of principal, interest or premium due and payable (whether voluntary, scheduled, upon acceleration or otherwise) upon any obligations of the trust established under the Plan in connection with the acquisition of ESOP Preferred Stock or any indebtedness, expenses or costs incurred by the holder for the benefit of the Plan; or (ii) when and if it shall be established to the satisfaction of the holder that the Plan has not initially been determined by the Internal Revenue Service to be qualified as a “stock bonus plan” and an “employee stock ownership plan” within the meaning of Section 401(a) or 4975(e)(7) of the Code, respectively, in shares of Common Stock legally available therefor, at a redemption price equal to the Liquidation Price plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption. At the election of the Corporation, such redemption may instead be made out of funds legally available therefor in cash or a combination of Common Stock and cash. Any shares of Common Stock shall be valued for the purposes of redemption pursuant to this paragraph (B) as provided by paragraph (E) of Section 6.

8. Consolidation, Merger, etc.

(A) If the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into securities of any successor or resulting company (including the Corporation) that constitute “qualifying employer securities” with respect to a holder of ESOP Preferred Stock within the meanings of Section 409(l) of the Code and Section 407(d)(5) of ERISA, or any successor provision of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, then, in such event, the terms of such consolidation or merger or similar transaction shall provide that the shares of ESOP Preferred Stock of such holder shall be converted into or exchanged for and shall become preferred securities of such successor or resulting company, having in respect of such company insofar as possible (taking into account, without limitation, any requirements relating to the listing of such preferred securities on any national securities exchange or the qualification of such preferred securities for trading in any over-the-counter market) the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the ESOP Preferred Stock had immediately prior to such transaction; provided, however, that after such transaction each security into which the ESOP Preferred Stock is so converted or for which it is exchanged shall be convertible, pursuant to the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities receivable by a holder equivalent to the number of shares of Common Stock into which such shares of ESOP Preferred Stock could have been converted pursuant to Section 5 hereof immediately prior to such transaction and provided further that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of considera tion to be received in such transaction, which election cannot practicably be made by the holders of the ESOP Preferred Stock, then such election shall be deemed to be solely for “qualifying employer securities” (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of qualifying employer securities receivable by a holder of the number of shares of Common Stock into which the shares of ESOP Preferred Stock could have been converted pursuant to Section 5 hereof immediately prior to such transaction (it being understood that if the kind or amount of qualifying employer securities receivable in respect of each share of Common Stock upon such transaction is not the same for each such share, then the kind and amount of qualifying employer securities deemed to be receivable in respect of each share of Common Stock for purposes of this proviso shall be the kind and amount so receivable per share of Common Stock by a plurality of such shares). The rights of the ESOP Preferred Stock as preferred equity of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustments provided for by such Section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all the terms of this paragraph (A) are complied with.

(B) If the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other shares or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities that are common stock or common equity (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares or other interests, outstanding shares of ESOP Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Section 8), be automatically converted immediately prior to the consummation of such merger, consolidation or similar transaction into shares of Common Stock at the Conversion Price then in effect.

(C) If the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph (B) of this Section 8, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), out of funds legally available therefor, from the Corporation or the successor of the Corporation, in redemption of such ESOP Preferred Stock, in lieu of any cash or other securities which such holder would otherwise be entitled to receive under paragraph (B) of this Section 8, a cash payment equal to the Liquidation Price per share on the date fixed for such transaction, plus an amount equal to accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for such transaction. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business of the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice or redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

9. Anti-dilution Adjustments.

(A)(1) In the event the Corporation shall, at any time or from time to time while any of the shares of the ESOP Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock or (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (excluding a recapitalization or reclass- ification effected by a merger or consolidation to which Section 8 applies) or otherwise, then, in such event, the Conversion Price shall, subject to the provisions of paragraphs (E) and (F) of this Section 9, automatically be adjusted by dividing such Conversion Price by a fraction (the “Section 9(A) Fraction”), the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. Such adjustment to the Conversion Price shall be effective, upon payment of such dividend or distribution in respect of the Common Stock, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis), and in the case of a subdivision shall become effective immediately as of the effective date thereof. An adjustment to the Conversion Price pursuant to this Section 9(A)(1) shall have no effect on the Liquidation Price or the Preferred Dividend Rate of the ESOP Preferred Stock.

(2) In the event the Corporation shall, at any time or from time to time while any of the shares of the ESOP Preferred Stock are outstanding, combine the outstanding shares of Common Stock into a lesser number of shares, whether by reclassification of shares, recapitalization of the Corporation (excluding a recapitalization or reclassification effected by a merger, consolidation or other transaction to which Section 8 applies) or otherwise, then, in such event, the Conversion Price shall, subject to the provisions of paragraph (F) of this Section 9, automatically be adjusted by dividing the Conversion Price in effect immediately before such event by the Section 9(A) Fraction. An adjustment to the Conversion Price made pursuant to this paragraph 9(A)(2) shall be given effect immediately as of the effective date of such combination and shall have no effect on the Liquidation Price or the Preferred Dividend Rate of the ESOP Preferred Stock.

(B) In the event the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as a right or warrant for this purpose any security convertible into or exchangeable for shares of Common Stock) for a consideration having a Fair Market Value (as hereinafter defined) per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant (other than pursuant to any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted), then, in such event, the Conversion Price shall, subject to the provisions of paragraphs (E) and (F) of this Section 9, automatically be adjusted by dividing such Conversion Price by a fraction (the “Section 9(B) Fraction”), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of warrants or rights plus the number of shares of Common Stock that could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights and warrants. Such adjustment to the Conversion Price shall be effective upon such issuance of rights or warrants. An adjustment to the Conversion Price pursuant to this Section 9(B) shall have no effect on the Liquidation Price or the Preferred Dividend Rate of the ESOP Preferred Stock.

(C)(1) In the event the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (x) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant for this purpose any security convertible into or exchangeable for shares of Common Stock) or (y) any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of such issuance, sale or exchange, then, in such event, the Conversion Price shall, subject to the provisions of paragraphs (E) and (F) of this Section 9, automatically be adjusted by dividing such Conversion Price by a fraction (the “Section 9(C)(1) Fraction”), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance, sale or exchange plus the number of shares of Common Stock so issued, sold or exchanged and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance, sale or exchange plus the number of shares of Common Stock that could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance, sale or exchange for the maximum aggregate consideration paid therefor.

(2) In the event that the Corporation shall, at any time or from time to time while any ESOP Preferred Stock is outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant for this purpose any security convertible into or exchangeable for shares of Common Stock other than pursuant to any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non- Dilutive Amount (as hereinafter defined), then, in such event, the Conversion Price shall, subject to the provisions of paragraphs (E) and (F) of this Section 9, automatically be adjusted by dividing such Conversion Price by a fraction (the “Section 9(C)(2) Fraction”), the numerator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants and the denominator of which is the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock that could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the total of (x) the maximum aggregate consideration payable at the time of the issuance, sale or exchange of such right or warrant and (y) the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

(3) An adjustment to the Conversion Price pursuant to this Section 9(C) shall be effective upon the effective date of any issuance, sale or exchange described in paragraph (1) or (2) above. Any such adjustment shall have no effect on the Liquidation Price or the Preferred Dividend Rate of the ESOP Preferred Stock.

(D) In the event the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including capitalization or reclassification effected by a merger or consolidation to which Section 8 does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, then, in such event, the Conversion Price shall, subject to the provisions of paragraphs (E) and (F) of this Section 9, automatically be adjusted by dividing such Conversion Price by a fraction (the “Section 9(D) Fraction”), the numerator of which is the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extra- ordinary Distribution that is paid in cash and on the distribution date with respect to an Extraordinary Distribution that is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer that is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase that is not a tender offer, as the case may be, and the denominator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution that is paid in cash and on the distribution date with respect to an Extraordinary Distribution that is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer that is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase that is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be. The Corporation shall send each holder of ESOP Preferred Stock (i) notice of its intent to make any Extraordinary Distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock or, in the case of an Extraordinary Distribution, the announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of ESOP Preferred Stock may be converted at such time. An adjustment to the Conversion Price pursuant to this Section 9(D) shall be effective (i) in the case of an Extraordinary Dividend as of the record date for the determination of holders entitled to receive such Extraordinary Dividend (on a retroactive basis) and (ii) in the case of a Pro Rata Repurchase upon the expiration date thereof (if such Pro Rata Repurchase is a tender offer) or the effective date thereof (if such Pro Rata Repurchase is not a tender offer). Any such adjustment shall have no effect on the Liquidation Price or the Preferred Dividend Rate of the ESOP Preferred Stock.

(E) The Board shall have the authority to determine that any adjustment to the Conversion Price provided for in paragraph (A)(1), (B), (C) or (D) of this Section 9 shall not be made (or if already made, to determine that such adjustment shall be cancelled prospectively), and in lieu thereof to declare a dividend in respect of the ESOP Preferred Stock in shares of ESOP Preferred Stock (a “Special Dividend”) in such a manner that a holder of ESOP Preferred Stock will become a holder of that number of shares of ESOP Preferred Stock equal to the product of the number of such shares held prior to such event times the Section 9(A), Section 9(B), Section 9(C)(1), Section 9(C)(2) or Section 9(D) Fraction, as applicable.

The declaration of such a Special Dividend shall be authorized, if at all, by the Board no later than 30 calendar days following the authorization by the Board (or by a committee duly authorized by the Board) of the transaction or other event described in any of the foregoing paragraphs (A)(1), (B), (C) or (D) that would otherwise result in an adjustment to the Conversion Price being made pursuant to any such paragraphs, and if the Board does not authorize the declaration of a Special Dividend by the end of such 30-day period, then no such Special Dividend shall be declared and the adjustment to the Conversion Price provided for in paragraph (A)(1), (B), (C) or (D) of this Section 9 shall become final and binding on the Corporation and all stockholders of the Corporation. Concurrently with the declaration of any Special Dividend pursuant to this paragraph (E), the Conversion Price, the Liquidation Price and the Preferred Dividend Rate of all shares of ESOP Preferred Stock shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Preferred Dividend Rate, respectively, in effect immediately before such event by the Section 9(A), Section 9(B), Section 9(C)(1), Section 9(C)(2) or Section 9(D) Fraction, as appli cable.

(F) Unless the Board determines otherwise, and notwithstanding any other provision of this Section 9, any adjustment to the Conversion Price provided for in any of paragraphs (A), (B), (C) or (D) of this Section 9 shall not be made unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price and, similarly, the Board shall not declare any Special Dividend pursuant to paragraph (E) of this Section 9 unless such Special Dividend or adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of ESOP Preferred Stock outstanding. Any lesser adjustment to the Conversion Price or Special Dividend shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment to the Conversion Price or Special Dividend which, together with any adjustment or adjustments or Special Dividend or Dividends so carried forward, shall amount to an increase or decrease of at least one percent (1%) of the Conversion Price or an increase or decrease of at least one percent (1%) in the number of shares of ESOP Preferred Stock outstanding, whichever the case be.

(G) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price or to the number of shares of ESOP Preferred Stock out- standing pursuant to the foregoing provisions of this Section 9, the Board may, in its sole discretion, consider whether such action is of such a nature that some type of equitable adjustment should be made in respect of such transaction. If in such case the Board determines that some type of adjustment should be made, an adjustment shall be made effective as of such date as determined by the Board. The determination of the Board as to whether some type of adjustment should be made pursuant to the foregoing provisions of this Section 9(G), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled, but not required, to make such additional adjustments, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of the Corporation or any reclassification of the Corporation shall not be taxable to holders of the Common Stock.

(H) For purposes hereof, the following definitions shall apply:

(1) “Extraordinary Distribution” shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of ESOP Preferred Stock are outstanding) of (i) cash or (ii) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (B) of this Section 9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination of the foregoing, where the aggregate amount of such cash dividend or other distribution together with the amount of all cash dividends and other distributions made during the preceding period of twelve months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase that is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer that is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase that is not a tender offer or exchange offer) made during such period, exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution that is paid in cash and on the distribution date with respect to an Extraordinary Distribution that is paid other than in cash. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the aggregate amount of any cash dividends or other distributions that are not Extraordinary Distributions made during such twelve-month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9, but shall exclude the aggregate amount of regular quarterly dividends declared by the Board and paid by the Corporation in such twelve-month period.

(2) “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer that are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board. “Adjustment Period” shall mean the period of five consecutive trading days, selected by the Board during the twenty (20) trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The “Fair Market Value” of any security that is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board available to make such determination, as determined in good faith by the Board.

(3) “Non-Dilutive Amount” in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase, or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock that could be acquired on such date upon the exercise in full of such rights or warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

(4) “Pro Rata Repurchase” shall mean any purchase of shares or Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of ESOP Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this Section 9(H), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof “in open market transactions” if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act on the date shares of ESOP Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

(I) Whenever an adjustment to the Conversion Price of the ESOP Preferred Stock is required pursuant to this Section 9, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the ESOP Preferred Stock, if there be one, and with the Treasurer of the Corporation, a statement signed by the Treasurer or any Assistant Treasurer of the Corporation stating the adjusted Conversion Price determined as provided herein. In addition, whenever a Special Dividend is declared pursuant to paragraph (E) of this Section 9, (i) the maximum number of shares of ESOP Preferred Stock shall be adjusted by multiplying 3,902,438 (or such other number as shall be the maximum number of shares of ESOP Preferred Stock in effect prior to the authorization of such Special Dividend) by the Section 9(A), Section 9(B), Section 9(C)(1), Section 9(C)(2) or Section 9(D) Fraction, as the case may be, (ii) the Board shall take action as is necessary so that a sufficient number of shares of ESOP Preferred Stock are designated with respect to any increase in the number of shares of ESOP Preferred Stock to be outstanding as a result of such Special Dividend and (iii) the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the ESOP Preferred Stock, if there be one, and with the Treasurer of the Corporation, a statement signed by the Treasurer or any Assistant Treasurer of the Corporation stating the adjusted maximum number of shares of ESOP Preferred Stock, Conversion Price, Liquidation Price and Preferred Dividend Rate determined as provided herein. The statement required by either of the two preceding sentences shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustments, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the maximum number of shares of ESOP Preferred Stock, Conversion Price, the Liquidation Price, the Preferred Dividend Rate, or the number of shares of ESOP Preferred Stock outstanding, the Corporation shall mail a notice thereof and of the then prevailing maximum number of shares of ESOP Preferred Stock, Conversion Price, Liquidation Price, Preferred Dividend Rate and number of shares of ESOP Preferred Stock outstanding to each holder of shares of ESOP Preferred Stock.

10. Miscellaneous.

(A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have given upon the earlier of receipt thereof of three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Corporation, to its office at Two World Trade Center, New York, New York 10048 (Attention: Secretary) or to the transfer agent for the ESOP Preferred Stock, or other agent of the Corporation designated as permitted hereof or (ii) if to any holder of the ESOP Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for Common Stock) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

(B) The term “Common Stock” as used herein means the Corporation’s Common Stock, par value $0.01 per share, as the same exists at the date of filing of this Certificate of Designation pursuant to Section 151 of the General Corporation Law of the State of Delaware, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or par value to without par value, or from without par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 hereof, the holder of any shares of the ESOP Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the anti-dilution provisions contained in Section 9 hereof shall apply in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock, and the provisions of Sections 1 through 8 and 10 hereof respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

(C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of ESOP Preferred Stock or shares of Common Stock or other securities issued on account of ESOP Preferred Stock pursuant thereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of ESOP Preferred Stock or Common Stock or other securities in a name other than that in which the shares of ESOP Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(D) In the event that a holder of shares of ESOP Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion or exchange of such shares should be registered or to whom payment upon redemption of shares of ESOP Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such ESOP Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates or other documentation representing such shares, or such payment, to the address of such other holder shown on the records of the Corporation.

(E) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the ESOP Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation, shall send notice thereof by first-class mail, postage prepaid, to each holder of record of ESOP Preferred Stock.

B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.

IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.

DEAN WITTER, DISCOVER & CO.

By:	/s/ Christine A. Edwards
Name:	Christine A. Edwards
Title:	Executive Vice President,
General Counsel & Secretary

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS

OF THE

7 3/8% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF

DEAN WITTER, DISCOVER & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY:

A. The following resolution was duly adopted by the Board of Directors (the “Board”) of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the “Corporation”), by unanimous vote thereof at a meeting on May 28, 1997:

RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which shall consist of 1,000,000 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

1. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the 7 3/8%

Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “Cumulative Preferred Stock”). The stated value per share of Cumulative Preferred Stock shall not for any purpose be considered to be a determination by the Board with respect to the capital and surplus of the Corporation. The number of shares of Cumulative Preferred Stock shall be 1,000,000. The Cumulative Preferred Stock is issuable in whole shares only.

2. Dividends. Holders of shares of Cumulative Preferred Stock will be entitled to receive, when, as and if declared by the Board or the Committee (as hereinafter defined) out of assets of the Corporation legally available for payment, cash dividends payable quarterly at the rate of 7 3/8% per annum. Dividends on the Cumulative Preferred Stock, calculated as a percentage of the stated value, will be payable quarterly on February 28, May 30, August 30 and November 30 (each a “dividend payment date”). Dividends on shares of the Cumulative Preferred Stock will be cumulative from the date of initial issuance of such shares of Cumulative Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 9(b) below) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Cumulative Preferred Stock, like dividends for all dividend payment periods of the Cumulative Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Cumulative Preferred Stock next preceding such dividend payment date, on the other hand. For the purposes of this Certificate of Designation, the “Committee” shall mean any committee of the Board to whom the Board, pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board set forth in this Certificate of Designation.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Cumulative Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Cumulative Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends.

3. Liquidation Preference. The shares of Cumulative Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $200.00 per share (the “Liquidation Preference” of a share of Cumulative Preferred Stock)

plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Cumulative Preferred Stock to the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

4. Conversion. The Cumulative Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

5. Voting Rights. The holders of shares of Cumulative Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

(a) Whenever, at any time or times, dividends payable on the shares of Cumulative Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of Cumulative Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Cumulative Preferred Stock shall terminate immediately.

Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of Cumulative Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of Cumulative Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

(b) So long as any shares of Cumulative Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Cumulative Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the issuance or increase of the authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 9(a) hereof) to the shares of the Cumulative Preferred Stock; or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference, or special right of the shares of Cumulative Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of Cumulative Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Cumulative Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

6. Redemption. The shares of the Cumulative Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 days’

prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the Cumulative Preferred Stock shall not be redeemable prior to August 30, 1998. Subject to the foregoing, on or after such date, shares of the Cumulative Preferred Stock are redeemable at $200.00 per share together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

If full cumulative dividends on the Cumulative Preferred Stock have not been paid, the Cumulative Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Cumulative Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Cumulative Preferred Stock. If fewer than all the outstanding shares of Cumulative Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

If a notice of redemption has been given pursuant to this paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Cumulative Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancelation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

7. Authorization and Issuance of Other Securities. No consent of the holders of the Cumulative Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Cumulative Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

8. Amendment of Resolution. The Board and the Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Cumulative Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

9. Rank. For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

(a) prior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Cumulative Preferred Stock;

(b) on a parity with shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Cumulative Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Cumulative Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

(c) junior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

The Cumulative Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and the Corporation’s Series A Junior Participating Preferred Stock, and on a parity with (i) the Corporation’s ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation’s 7 3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation’s Series A Fixed/Adjustable Rate Preferred Stock, with a liquidation value of $200.00 per share,(iv) if issued, the Corporation’s 7.82% Cumulative Preferred Stock, with a liquidation value of

$200.00 per share, (v) if issued, the Corporation’s 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation’s 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation’s 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation’s 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation’s 8.03% Cumulative Preferred Stock, with a liquidation value of $200.00 per share.

B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.

IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.

DEAN WITTER, DISCOVER & CO.

By:	/s/ Christine A. Edwards
Name:	Christine A. Edwards
Title:	Executive Vice President,
General Counsel & Secretary

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS

OF THE

7.82% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF

DEAN WITTER, DISCOVER & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY:

A. The following resolution was duly adopted by the Board of Directors (the “Board”) of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the “Corporation”), by unanimous vote thereof at a meeting on May 28, 1997:

RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which shall consist of 611,238 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

1. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the 7.82% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the

“Cumulative Preferred Stock”). The stated value per share of Cumulative Preferred Stock shall not for any purpose be considered to be a determination by the Board with respect to the capital and surplus of the Corporation. The maximum number of shares of Cumulative Preferred Stock shall be 611,238. The Cumulative Preferred Stock is issuable in whole shares only.

2. Dividends. Holders of shares of Cumulative Preferred Stock will be entitled to receive, when, as and if declared by the Board or the Committee (as hereinafter defined) out of assets of the Corporation legally available for payment, cash dividends payable quarterly at the rate of 7.82% per annum. Dividends on the Cumulative Preferred Stock will be payable quarterly on February 28, May 30, August 30 and November 30 (each a “dividend payment date”). Dividends on shares of the Cumulative Preferred Stock will be cumulative from the date of initial issuance of such shares of Cumulative Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 9(b) below) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Cumulative Preferred Stock, like dividends for all dividend payment periods of the Cumulative Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Cumulative Preferred Stock next preceding such dividend payment date, on the other hand. For the purposes of this Certificate of Designation, the “Committee” shall mean any committee of the Board to whom the Board, pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board set forth in this Certificate of Designation.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Cumulative Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Cumulative Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided, that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends.

3. Liquidation Preference. The shares of Cumulative Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $200.00 per share (the “Liquidation Preference” of a share of Cumulative Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Cumulative Preferred Stock to the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

4. Conversion. The Cumulative Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

5. Voting Rights. The holders of shares of Cumulative Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

(a) Whenever, at any time or times, dividends payable on the shares of Cumulative Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of Cumulative Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Cumulative Preferred Stock shall terminate immediately.

Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of Cumulative Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of Cumulative Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

(b) So long as any shares of Cumulative Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Cumulative Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the issuance or increase of the authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 9(a) hereof) to the shares of the Cumulative Preferred Stock; or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference, or special right of the shares of Cumulative Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of Cumulative Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Cumulative Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

6. Redemption. The shares of the Cumulative Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 days’ prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the

Cumulative Preferred Stock shall not be redeemable prior to November 30, 1998. Subject to the foregoing, on or after such date, shares of the Cumulative Preferred Stock are redeemable at $200.00 per share together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

If full cumulative dividends on the Cumulative Preferred Stock have not been paid, the Cumulative Preferred Stock may not redeemed in part and the Corporation may not purchase or acquire any shares of the Cumulative Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Cumulative Preferred Stock. If fewer than all the outstanding shares of Cumulative Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

If a notice of redemption has been given pursuant to this paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Cumulative Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancelation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

7. Authorization and Issuance of Other Securities. No consent of the holders of the Cumulative Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Cumulative Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

8. Amendment of Resolution. The Board and the Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Cumulative Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

9. Rank. For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

(a) prior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Cumulative Preferred Stock;

(b) on a parity with shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Cumulative Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Cumulative Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

(c) junior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

The Cumulative Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and the Corporation’s Series A Junior Participating Preferred Stock, and on a parity with (i) the Corporation’s ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation’s 7 3/8% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation’s 7 3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iv) the Corporation’s Series A Fixed/Adjustable Rate Preferred Stock, with a liquidation value of $200.00 per share, (v) if issued, the Corporation’s 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation’s 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation’s 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation’s 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation’s 8.03% Cumulative Preferred Stock, with a liquidation value of $200.00 per share.

B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.

IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.

DEAN WITTER, DISCOVER & CO.

By:	/s/ Christine A. Edwards
Name:	Christine A. Edwards
Title:	Executive Vice President, General Counsel & Secretary

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS

OF THE

7.80% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF

DEAN WITTER, DISCOVER & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY:

A. The following resolution was duly adopted by the Board of Directors (the “Board”) of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the “Corporation”), by unanimous vote thereof at a meeting on May 28, 1997:

RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which shall consist of 1,150,000 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

1. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the 7.80% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “Cumulative Preferred Stock”). The stated value per share of Cumulative Preferred Stock shall not for any purpose be considered to be a determination by the Board with respect to the capital and surplus of the Corporation. The maximum number of shares of Cumulative Preferred Stock shall be 1,150,000. The Cumulative Preferred Stock is issuable in whole shares only.

2. Dividends. Holders of shares of Cumulative Preferred Stock will be entitled to receive, when, as and if declared by the Board or the Committee (as hereinafter defined) out of assets of the Corporation legally available for payment, cash dividends payable quarterly at the rate of 7.80% per annum. Dividends on the Cumulative Preferred Stock will be payable quarterly on February 28, May 30, August 30 and November 30 (each a “dividend payment date”). Dividends on shares of the Cumulative Preferred Stock will be cumulative from the date of initial issuance of such shares of Cumulative Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 9(b) below) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Cumulative Preferred Stock, like dividends for all dividend payment periods of the Cumulative Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Cumulative Preferred Stock next preceding such dividend payment date, on the other hand. For the purposes of this Certificate of Designation, the “Committee” shall mean any committee of the Board to whom the Board, pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board forth in this Certificate of Designation.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Cumulative Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Cumulative Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends.

3. Liquidation Preference. The shares of Cumulative Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $200.00 per share (the “Liquidation Preference” of a share of Cumulative Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Cumulative Preferred Stock to the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

4. Conversion. The Cumulative Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

5. Voting Rights. The holders of shares of Cumulative Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

(a) Whenever, at any time or times, dividends payable on the shares of Cumulative Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of Cumulative Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Cumulative Preferred Stock shall terminate immediately.

Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of Cumulative Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of Cumulative Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

(b) So long as any shares of Cumulative Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of the Cumulative Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class)

given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the issuance or increase of the authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 9(a) hereof) to the shares of the Cumulative Preferred Stock; or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference, or special right of the shares of Cumulative Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of Cumulative Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Cumulative Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

6. Redemption. The shares of the Cumulative Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 days’ prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stocks books of the Corporation; provided, however, that shares of the

Cumulative Preferred Stock shall not be redeemable prior to February 28, 1999. Subject to the foregoing, on or after such date, shares of the Cumulative Preferred Stock are redeemable at $200.00 per share together with an amount equal to all dividends (whether or not earned or declined) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

If full cumulative dividends on the Cumulative Preferred Stock have not been paid, the Cumulative Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Cumulative Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Cumulative Preferred Stock. If fewer than all the outstanding shares of Cumulative Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

If a notice of redemption has been given pursuant to this paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Cumulative Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancelation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

7. Authorization and Issuance of Other Securities. No consent of the holders of the Cumulative Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Cumulative Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase or decrease or change in the par value thereof or in any other terms thereof.

8. Amendment of Resolution. The Board and the Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Cumulative Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

9. Rank. For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

(a) prior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Cumulative Preferred Stock;

(b) on a parity with shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Cumulative Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Cumulative Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

(c) junior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock in such class or classes.

The Cumulative Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and the Corporation’s Series A Junior Participating Preferred Stock, and on a parity with (i) the Corporation’s ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation’s 7 3/8% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation’s 7 3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iv) the Corporation’s Series A Fixed/Adjustable Rate Preferred Stock, with a liquidation value of $200.00 per share, (v) if issued, the Corporation’s 7.82% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation’s 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation’s 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation’s 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation’s 8.03% Cumulative Preferred Stock, with a liquidation value of $200.00 per share.

B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.

IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.

DEAN WITTER, DISCOVER & CO.

By:	/s/ Christine A. Edwards
Name:	Christine A. Edwards
Title:	Executive Vice President,
General Counsel & Secretary

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS

OF THE

9.00% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF

DEAN WITTER, DISCOVER & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY:

A. The following resolution was duly adopted by the Board of Directors (the “Board”) of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the “Corporation”), by unanimous vote thereof at a meeting on May 28, 1997:

RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which shall consist of 720,900 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

1. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the 9.00% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “Cumulative Preferred Stock”). The stated value per share of Cumulative Preferred Stock shall not for any purpose be considered to be a determination by the Board with respect to the capital and surplus of the Corporation. The maximum number of shares of Cumulative Preferred Stock shall be 720,900. The Cumulative Preferred Stock is issuable in whole shares only.

2. Dividends. Holders of shares of Cumulative Preferred Stock will be entitled to receive, when, as and if declared by the Board or the Committee (as hereinafter defined) out of assets of the Corporation legally available for payment, cash dividends payable quarterly at the rate of 9.00% per annum. Dividends on the Cumulative Preferred Stock will be payable quarterly on February 28, May 30, August 30 and November 30 (each a “dividend payment date”). Dividends on shares of the Cumulative Preferred Stock will be cumulative from the date of initial issuance of such shares of Cumulative Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 9(b) below) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Cumulative Preferred Stock, like dividends for all dividend payment periods of the Cumulative Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Cumulative Preferred Stock next preceding such dividend payment date, on the other hand. For the purposes of this Certificate of Designation, the “Committee” shall mean any committee of the Board to whom the Board, pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board set forth in this Certificate of Designation.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Cumulative Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Cumulative Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends.

3. Liquidation Preference. The Shares of Cumulative Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $200.00 per share (the “Liquidation Preference” of a share of Cumulative Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Cumulative Preferred Stock to the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

4. Conversion. The Cumulative Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

5. Voting Rights. The holders of shares of Cumulative Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

(a) Whenever, at any time or times, dividends payable on the shares of Cumulative Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of Cumulative Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Cumulative Preferred Stock shall terminate immediately.

Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of Cumulative Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of Cumulative Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

(b) So long as any shares of Cumulative Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Cumulative Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the issuance or increase of the authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 9(a) hereof) to the shares of the Cumulative Preferred Stock; or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference, or special right of the shares of Cumulative Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of Cumulative Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Cumulative Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

6. Redemption. The shares of the Cumulative Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time, in part, at any time, upon not less than 30 days’ prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the

Cumulative Preferred Stock shall not be redeemable prior to February 28, 2000. Subject to the foregoing, on or after such date, shares of the Cumulative Preferred Stock are redeemable at $200.00 per share together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

If full cumulative dividends on the Cumulative Preferred Stock have not been paid, the Cumulative Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Cumulative Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Cumulative Preferred Stock. If fewer than all the outstanding shares of Cumulative Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

If a notice of redemption has been given pursuant to this paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Cumulative Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancelation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

7. Authorization and Issuance of Other Securities. No consent of the holders of the Cumulative Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Cumulative Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

8. Amendment of Resolution. The Board and the Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Cumulative Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitation provided by law, this resolution and the Certificate of Incorporation.

9. Rank. For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

(a) prior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Cumulative Preferred Stock;

(b) on a parity with shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Cumulative Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Cumulative Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

(c) junior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

The Cumulative Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and the Corporation’s Series A Junior Participating Preferred Stock, and on a parity with (i) the Corporation’s ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation’s 7 3/8% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation’s 7 3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iv) the Corporation’s Series A Fixed/ Adjustable Rate Preferred Stock, with a liquidation value of $200.00 per share, (v) if issued, the Corporation’s 7.82% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation’s 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation’s 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation’s 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation’s 8.03% Cumulative Preferred Stock, with a liquidation value of $200.00 per share.

B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.

IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.

DEAN WITTER, DISCOVER & CO.

By:	/s/ Christine A. Edwards
Name:	Christine A. Edwards
Title:	Executive Vice President,
General Counsel & Secretary

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS

OF THE

8.40% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF

DEAN WITTER, DISCOVER & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY:

A. The following resolution was duly adopted by the Board of Directors (the “Board”) of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the “Corporation”), by unanimous vote thereof at a meeting on May 28, 1997:

RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which shall consist of 996,776 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

1. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the 8.40% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “Cumulative Preferred Stock”). The stated value per share of Cumulative Preferred Stock shall not for any purpose be considered to be a determination by the

Board with respect to the capital and surplus of the Corporation. The total number of shares of Cumulative Preferred Stock shall be 996,776. The Cumulative Preferred Stock is issuable in whole shares only.

2. Dividends. Holders of shares of Cumulative Preferred Stock will be entitled to receive, when, as and if declared by the Board or the Committee (as hereinafter defined) out of assets of the Corporation legally available for payment, cash dividends payable quarterly at the rate of 8.40% per annum. Dividends on the Cumulative Preferred Stock will be payable quarterly on February 28, May 30, August 30 and November 30 (each a “dividend payment date”). Dividends on shares of the Cumulative Preferred Stock will be cumulative from the date of initial issuance of such shares of Cumulative Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 9(b) below) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Cumulative Preferred Stock, like dividends for all dividend payment periods of the Cumulative Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Cumulative Preferred Stock next preceding such dividend payment date, on the other hand. For the purposes of this Certificate of Designation, the “Committee” shall mean any committee of the Board to whom the Board, pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board set forth in this Certificate of Designation.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Cumulative Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Cumulative Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends.

3. Liquidation Preference. The shares of Cumulative Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $200.00 per share (the “Liquidation Preference” of a share of Cumulative Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Cumulative Preferred Stock to the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

4. Conversion. The Cumulative Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

5. Voting Rights. The holders of shares of Cumulative Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

(a) Whenever, at any time or times, dividends payable on the shares of Cumulative Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of Cumulative Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Cumulative Preferred Stock shall terminate immediately.

Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of Cumulative Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of Cumulative Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

(b) So long as any shares of Cumulative Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Cumulative Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the issuance or increase of the authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 9(a) hereof) to the shares of the Cumulative Preferred Stock; or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference, or special right of the shares of Cumulative Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of Cumulative Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Cumulative Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

6. Redemption. The shares of the Cumulative Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 days’ prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the Cumulative Preferred Stock shall not be redeemable prior to August 30, 2000. Subject to the foregoing, on or after such date, shares of the Cumulative Preferred Stock are redeemable at $200.00 per share together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

If full cumulative dividends on the Cumulative Preferred Stock have not been paid, the Cumulative Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Cumulative Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Cumulative Preferred Stock. If fewer than all the outstanding shares of Cumulative Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

If a notice of redemption has been given pursuant to this paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Cumulative Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancelation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

7. Authorization and Issuance of Other Securities. No consent of the holders of the Cumulative Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Cumulative Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

8. Amendment of Resolution. The Board and the Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Cumulative Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

9. Rank. For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

(a) prior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Cumulative Preferred Stock;

(b) on a parity with shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Cumulative Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Cumulative Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

(c) junior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

The Cumulative Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and the Corporation’s Series A Junior Participating Preferred Stock, and on a parity with (i) the Corporation’s ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation’s 7 3/8% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation’s 7 3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iv) the Corporation’s Series A Fixed/ Adjustable Rate Preferred Stock, with a liquidation value of $200.00 per share, (v) if issued, the Corporation’s 7.82% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation’s 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation’s 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation’s 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation’s 8.03% Cumulative Preferred Stock, with a liquidation value of $200.00 per share.

B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.

IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.

DEAN WITTER, DISCOVER & CO.

By:	/s/ Christine A. Edwards
Name:	Christine A. Edwards
Title:	Executive Vice President,
General Counsel & Secretary

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS

OF THE

8.20% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF

DEAN WITTER, DISCOVER & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY:

A. The following resolution was duly adopted by the Board of Directors (the “Board”) of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the “Corporation”), by unanimous vote thereof at a meeting on May 28, 1997:

RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which shall consist of 847,500 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

1. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the 8.20% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “Cumulative Preferred Stock”). The stated value per share of Cumulative Preferred Stock shall not for any purpose be considered to be a determination by the Board with respect to the capital and surplus of the Corporation. The total number of shares of Cumulative Preferred Stock shall be 847,500. The Cumulative Preferred Stock is issuable in whole shares only.

2. Dividends. Holders of shares of Cumulative Preferred Stock will be entitled to receive, when, as and if declared by the Board or the Committee (as hereinafter defined) out of assets of the Corporation legally available for payment, cash dividends payable quarterly at the rate of 8.20% per annum. Dividends on the Cumulative Preferred Stock will be payable quarterly on February 28, May 30, August 30 and November 30 (each a “dividend payment date”). Dividends on shares of the Cumulative Preferred Stock will be cumulative from the date of initial issuance of such shares of Cumulative Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 9(b) below) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Cumulative Preferred Stock, like dividends for all dividend payment periods of the Cumulative Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Cumulative Preferred Stock next preceding such dividend payment date, on the other hand. For the purposes of this Certificate of Designation, the “Committee” shall mean any committee of the Board to whom the Board, pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board set forth in this Certificate of Designation.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Cumulative Preferred stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Cumulative Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends.

3. Liquidation Preference. The shares of Cumulative Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $200.00 per share (the “Liquidation Preference” of a share of Cumulative Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Cumulative Preferred Stock to the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

4. Conversion. The Cumulative Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

5. Voting Rights. The holders of shares of Cumulative Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

(a) Whenever, at any time or times, dividends payable on the shares of Cumulative Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of Cumulative Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Cumulative Preferred Stock shall terminate immediately.

Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of Cumulative Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of Cumulative Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

(b) So long as any shares of Cumulative Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Cumulative Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the issuance or increase of the authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 9(a) hereof) to the shares of the Cumulative Preferred Stock; or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference, or special right of the shares of Cumulative Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of Cumulative Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Cumulative Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

6. Redemption. The shares of the Cumulative Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 days’ prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the

Cumulative Preferred Stock shall not be redeemable prior to November 30, 2000. Subject to the foregoing, on or after such date, shares of the Cumulative Preferred Stock are redeemable at $200.00 per share together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

If full cumulative dividends on the Cumulative Preferred Stock have not been paid, the Cumulative Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Cumulative Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Cumulative Preferred Stock. If fewer than all the outstanding shares of Cumulative Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

If a notice of redemption has been given pursuant to this paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Cumulative Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancelation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

7. Authorization and Issuance of Other Securities. No consent of the holders of the Cumulative Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Cumulative Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

8. Amendment of Resolution. The Board and the Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Cumulative Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

9. Rank. For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

(a) prior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Cumulative Preferred Stock;

(b) on a parity with shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Cumulative Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Cumulative Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

(c) junior to shares of the Cumulative Preferred stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

The Cumulative Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and the Corporation’s Series A Junior Participating Preferred Stock, and on a parity with (i) the Corporation’s ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation’s 7 3/8% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation’s 7 3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iv) the Corporation’s Series A Fixed/Adjustable Rate Preferred Stock, with a liquidation value of $200.00 per share, (v) if issued, the Corporation’s 7.82% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation’s 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation’s 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation’s 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation’s 8.03% Cumulative Preferred Stock, with a liquidation value of $200.00 per share.

B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.

IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.

DEAN WITTER, DISCOVER & CO.

By:	/s/ Christine A. Edwards
Name:	Christine A. Edwards
Title:	Executive Vice President, General Counsel & Secretary

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS

OF THE

7 3/4% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF

DEAN WITTER, DISCOVER & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY:

A. The following resolution was duly adopted by the Board of Directors (the “Board”) of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the “Corporation”), by unanimous vote thereof at a meeting on May 28, 1997:

RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which shall consist of 1,000,000 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

1. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the 7 3/4% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the

“Cumulative Preferred Stock”). The stated value per share of Cumulative Preferred Stock shall not for any purpose be considered to be a determination by the Board with respect to the capital and surplus of the Corporation. The number of shares of Cumulative Preferred Stock shall be 1,000,000. The Cumulative Preferred Stock is issuable in whole shares only.

2. Dividends. (a) Holders of shares of Cumulative Preferred Stock will be entitled to receive, when, as and if declared by the Board or the Committee (as hereinafter defined) out of assets of the Corporation legally available for payment, cash dividends payable quarterly at the rate of 7 3/4% per annum. Dividends on the Cumulative Preferred Stock, calculated as a percentage of the stated value, will be payable quarterly on February 28, May 30, August 30 and November 30 (each a “dividend payment date”). Dividends on shares of the Cumulative Preferred Stock will be cumulative from the date of initial issuance of such shares of Cumulative Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as such term is defined in paragraph 9(b) below) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Cumulative Preferred Stock, like dividends for all dividend payment periods of the Cumulative Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Cumulative Preferred Stock next preceding such dividend payment date, on the other hand. For the purposes of this Certificate of Designation, the “Committee” shall mean any committee of the Board to whom the Board, pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board set forth in this Certificate of Designation.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Cumulative Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Cumulative Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends.

(b) If one or more amendments to the Internal Revenue Code of 1986, as amended (the “Code”), are enacted that reduce the percentage of the dividends received deduction as specified in Section 243(a)(1) of the Code or any successor provision (the “Dividends Received Percentage”) to below 70%, the amount of each dividend payable per share of the Cumulative Preferred Stock for dividend payments made on or after the date of enactment of such change will be adjusted by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor, which will be the number determined in accordance with the following formula (the “DRD Formula”), and rounding the result to the nearest cent:

1 - (.35(1 - .70))
1 - (.35(1 - DRP))

For the purposes of the DRD Formula, “DRP” means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation will receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Cumulative Preferred Stock, then any such amendment will not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence will be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends in this Certificate of Designation will mean dividends as adjusted by the DRD Formula. The Corporation’s calculation of the dividends payable, as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, will be final and not subject to review absent manifest error.

If any amendment to the Code which reduces the Dividends Received Percentage to below 70% is enacted after a dividend payable on a dividend payment date has been declared, the amount of dividend payable on such dividend payment date will not be increased. Instead, an amount, equal to the excess of (x) the product of the dividends paid by the Corporation on such dividend payment date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) over (y) the dividends paid by the Corporation on such dividend payment date, will be payable to holders of record on the next succeeding dividend payment date in addition to any other amounts payable on such date.

In the event that the amount of dividends payable per share of the Cumulative Preferred Stock will be adjusted pursuant to the DRD Formula, the Corporation will cause notice of each such adjustment to be sent to the holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof as shall be fixed by the Board or the Committee.

In the event that the Dividends Received Percentage is reduced to 40% or less, the Corporation may, at its option, redeem the Cumulative Preferred Stock, in whole but not in part, as described in paragraph 6 hereof.

3. Liquidation Preference. The shares of Cumulative Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $200.00 per share (the “Liquidation Preference” of a share of Cumulative Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Cumulative Preferred Stock to the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

4. Conversion. The Cumulative Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

5. Voting Rights. The holders of Shares of Cumulative Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

(a) Whenever, at any time or times, dividends payable on the shares of Cumulative Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of Cumulative Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Cumulative Preferred Stock shall terminate immediately.

Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of Cumulative Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of Cumulative Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

(b) So long as any shares of Cumulative Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Cumulative Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the issuance or increase of the authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 9(a) hereof) to the shares of the Cumulative Preferred Stock; or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference, or special right of the shares of

Cumulative Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of Cumulative Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Cumulative Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

6. Redemption. The shares of the Cumulative Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 days’ prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the Cumulative Preferred Stock shall not be redeemable prior to August 30, 2001, except as stated below. Subject to the foregoing, on or after such date, shares of the Cumulative Preferred Stock are redeemable at $200.00 per share together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

If full cumulative dividends on the Cumulative Preferred Stock have not been paid, the Cumulative Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Cumulative Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Cumulative Preferred Stock. If fewer than all the outstanding shares of Cumulative Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

If a notice of redemption has been given pursuant to this paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Cumulative Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

Notwithstanding the foregoing provisions, if the Dividends Received Percentage is equal to or less than 40% and, as a result, the amount of dividends on the Cumulative Preferred Stock payable on any dividend payment date will be or is adjusted upwards as described in paragraph 2(b) hereof, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of the Cumulative Preferred Stock (and the Depositary Shares) (a “Dividends Received Deduction Redemption”); provided that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 40% or less, the Corporation sends notice to holders of the Cumulative Preferred Stock relating to any Dividends Received Deduction Redemption of such redemption. A redemption of the Cumulative Preferred Stock will take place on the date specified in the notice, which shall be not less than thirty nor more than sixty days from the date such notice is sent to holders of the Cumulative Preferred Stock. A Dividends Received Deduction Redemption shall be at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) thereon to but excluding the date fixed for redemption, including any changes in dividends payable due to changes in the Dividends Received Percentage, if any:

	Redemption Price
Redemption Period	Per Share	Per Depositary Share
May 31, 1997 to August 29, 1997	$210.00	$52.50
August 30, 1997 to August 29, 1998	208.00	52.00
August 30, 1998 to August 29, 1999	206.00	51.50
August 30, 1999 to August 29, 2000	204.00	51.00
August 30, 2000 to August 29, 2001	202.00	50.50
On or after August 30, 2001	200.00	50.00

7. Authorization and Issuance of Other Securities. No consent of the holders of the Cumulative Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Cumulative Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

8. Amendment of Resolution. The Board and the Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Cumulative Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

9. Rank. For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

(a) prior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both,

if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Cumulative Preferred Stock;

(b) on a parity with shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Cumulative Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Cumulative Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

(c) junior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

The Cumulative Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and the Corporation’s Series A Junior Participating Preferred Stock, and on a parity with (i) the Corporation’s ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation’s 7 3/8% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation’s Series A Fixed/Adjustable Rate Preferred Stock, with a liquidation value of $200.00 per share, (iv) if issued, the Corporation’s 7.82% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (v) if issued, the Corporation’s 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation’s 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation’s 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation’s 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation’s 8.03% Cumulative Preferred Stock, with a liquidation value of $200.00 per share.

B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.

IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.

DEAN WITTER, DISCOVER & CO.

By:	/s/ Christine A. Edwards
Name:	Christine A. Edwards
Title:	Executive Vice President, General Counsel & Secretary

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS

OF THE

SERIES A FIXED/ADJUSTABLE RATE PREFERRED STOCK

($200.00 Stated Value)

OF

DEAN WITTER, DISCOVER & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY:

A. The following resolution was duly adopted by the Board of Directors (the “Board”) of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the “Corporation”), by unanimous vote thereof at a meeting on May 28, 1997:

RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which shall consist of 1,725,000 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

1. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the Series A Fixed/Adjustable Rate Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “Series A Fixed/Adjustable Rate Preferred Stock”). The stated value per share of Series A Fixed/Adjustable Rate Preferred Stock shall not for any purpose be considered to be a determination by the Board with respect to the capital and surplus of the Corporation. The number of shares of Series A Fixed/Adjustable Rate Preferred Stock shall be 1,725,000. The Series A Fixed/Adjustable Rate Preferred Stock is issuable in whole shares only.

2. Dividends. (a) Holders of shares of Series A Fixed/Adjustable Rate Preferred Stock will be entitled to receive cash dividends, when, as and if declared by the Board or the Committee (as hereinafter defined) out of assets of the Corporation legally available for payment. Dividends on the Series A Fixed/Adjustable Rate Preferred Stock, calculated as a percentage of the stated value, will be payable quarterly on February 28, May 30, August 30 and November 30 (each a “dividend payment date”). From the date of issuance of the Series A Fixed/Adjustable Rate Preferred Stock and continuing through November 30, 2001, the rate of such dividend will be 5.91% per annum. For the purposes of this Certificate of Designation, the “Committee” shall mean any committee of the Board to whom the Board, pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board set forth in this Certificate of Designation.

After November 30, 2001, dividends on the Series A Fixed/Adjustable Rate Preferred Stock will be payable quarterly on each dividend payment date at the Applicable Rate (as defined in paragraph 3) from time to time in effect. The Applicable Rate per annum for any dividend period beginning on or after November 30, 2001 will be equal to .37% plus the highest of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate and the Thirty-Year

Constant Maturity Rate (each as defined in paragraph 3), as determined in advance of such dividend period. The Applicable Rate per annum for any dividend period beginning on or after November 30, 2001, will not be less then 6.41% nor greater then 12.41% (without taking into account any adjustments set forth in paragraph 2(b)).

Dividends on shares of the Series A Fixed/Adjustable Rate Preferred Stock will be cumulative from the date of initial issuance of such shares of Series A Fixed/Adjustable Rate Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360- day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 10(b)) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Series A Fixed/Adjustable Rate Preferred Stock, like dividends for all dividend payment periods of the Series A Fixed/Adjustable Rate Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Series A Fixed/Adjustable Rate Preferred Stock next preceding such dividend payment date, on the other hand.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Series A Fixed/Adjustable Rate Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Series A Fixed/Adjustable Rate Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Fixed/Adjustable Rate Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Series A Fixed/Adjustable Rate Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series A Fixed/Adjustable Rate Preferred Stock as to dividends.

(b) If one or more amendments to the Internal Revenue Code of 1986, as amended (the “Code”), are enacted that reduce the percentage of the dividends received deduction as specified in Section 243(a)(1) of the Code or any successor provision (the “Dividends Received Percentage”) to below 70%, the amount of each dividend payable per share of the Series A Fixed/Adjustable Rate Preferred Stock for dividend payments made on or after the date of enactment of such change will be adjusted by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor, which will be the number determined in accordance with the following formula (the “DRD Formula”), and rounding the result to the nearest cent:

1 - (.35 (1 - .70))
1 - (.35 (1 - DRP))

For the purposes of the DRD Formula, “DRP” means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation will receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Series A Fixed/Adjustable Rate Preferred Stock, then any such amendment will not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence will be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends in this Certificate of Designation will mean dividends as adjusted by the DRD Formula. The Corporation’s calculation of the dividends payable, as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, will be final and not subject to review absent manifest error.

If any amendment to the Code which reduces the Dividends Received Percentage to below 70% is enacted after a dividend payable on a dividend payment date has been declared, the amount of dividend payable on such dividend payment date will not be increased. Instead, an amount, equal to the excess of (x) the product of the dividends paid by the Corporation on such dividend payment date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) over (y) the dividends paid by the Corporation on such dividend payment date, will be payable on the next succeeding dividend payment date to holders of record in addition to any other amounts payable on such date.

In addition, if prior to May 31, 1997, an amendment to the Code is enacted that reduces the Dividends Received Percentage to below 70% and such reduction retroactively applies to a dividend payment date of the Series A Fixed/Adjustable Rate Cumulative Preferred Stock, no par value, with a stated value of $200.00 per share (“Morgan Stanley Series A Fixed/Adjustable Rate Preferred Stock”) of Morgan Stanley Group Inc. (“Morgan Stanley”) as to which Morgan Stanley previously paid dividends on the Morgan Stanley Series A Fixed/Adjustable Rate Preferred Stock (each an “Affected Dividend Payment Date”), holders of the Series A Fixed/Adjustable Rate Preferred Stock shall be entitled to receive when, as and if declared by the Board out of assets of the corporation legally available for payment, additional dividends (the “Additional Dividends”) on the next succeeding dividend payment date (or if such amendment is enacted after the dividend payable on such dividend payment date has been declared and on or before such dividend is paid, on the second succeeding dividend payment date following the date of enactment) payable on such succeeding dividend payment date to holders of record in an amount equal to the excess of (x) the product of the dividends paid by Morgan Stanley on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage applied to each Affected Dividend Payment Date) over (y) the dividends paid by Morgan Stanley on each Affected Dividend Payment Date.

Additional Dividends will not be paid in respect of the enactment of any amendment to the Code on or after May 31, 1997 which retroactively reduces the Dividends Received Percentage to below 70%, or if prior to May 31, 1997, such amendment would not result in an adjustment due to the Corporation having received either an opinion of counsel or tax ruling referred to in the third preceding paragraph. The Corporation will only make one payment of Additional Dividends.

In the event that the amount of dividends payable per share of the Series A Fixed/Adjustable Rate Preferred Stock will be adjusted pursuant to the DRD Formula and/or Additional Dividends are to be paid, the Corporation will cause notice of each such adjustment and, if applicable, any Additional Dividends, to be sent to the holders of record as they appear on the stock books of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the payment date thereof as shall be fixed by the Board or the Committee.

In the event that the Dividends Received Percentage is reduced to 50% or less, the Corporation may, at its option, redeem the Series A Fixed/Adjustable Rate Preferred Stock, in whole but not in part, as described in paragraph 7 hereof.

3. Applicable Rate. Except as provided above in paragraph 2, the “Applicable Rate” per annum for any dividend period beginning on or after November 30, 2001 will be equal to .37% plus the Effective Rate (as defined herein), but not less than 6.41% nor greater than 12.41% (without taking into account any adjustments as described in paragraph 2(b)). The “Effective Rate” for any dividend period beginning on or after November 30, 2001 will be equal to the highest of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate and the Thirty-Year Constant Maturity Rate (each as defined herein) for such dividend period. If the Corporation determines in good faith that for any reason: (i) any one of the Treasury Bill Rate, the

Ten-Year Constant Maturity Rate or the Thirty-Year Constant Maturity Rate cannot be determined for any dividend period beginning on or after November 30, 2001, then the Effective Rate for such dividend period will be equal to the higher of whichever two of such rates can be so determined; (ii) only one of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate or the Thirty-Year Constant Maturity Rate can be determined for any dividend period beginning on or after November 30, 2001, then the Effective Rate for such dividend period will be equal to whichever such rate can be so determined; or (iii) none of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate or the Thirty-Year Constant Maturity Rate can be determined for any dividend period beginning on or after November 30, 2001, then the Effective Rate for the preceding dividend period will be continued for such dividend period.

The “Treasury Bill Rate” for each dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined herein) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined herein) during the Calendar Period immediately preceding the tenth calendar day preceding the dividend period for which the dividend rate on the Series A Fixed/Adjustable Rate Preferred Stock is being determined.

The “Ten-Year Constant Maturity Rate” for each dividend period will be the arithmetic average of the two most recent weekly per annum Ten-Year Average Yields (as defined herein) (or the one weekly per annum Ten-Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the tenth calendar day preceding the dividend period for which the dividend rate on the Series A Fixed/Adjustable Rate Preferred Stock is being determined.

The “Thirty-Year Constant Maturity Rate” for each dividend period will be the arithmetic average of the two most recent weekly per annum Thirty-Year Average Yields (as defined herein) the one weekly per annum Thirty-Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the tenth calendar day preceding the dividend period for which the dividend rate on the Series A Fixed/Adjustable Rate Preferred Stock is being determined.

If the Federal Reserve Board does not publish a weekly per annum market discount rate, Ten-Year Average Yield or Thirty-Year Average Yield during any applicable Calendar Period, then the Treasury Bill Rate, Ten-Year Constant Maturity Rate or Thirty-Year Constant Maturity Rate, as the case may be, for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates for three-month U.S. Treasury bills, Ten-Year Average Yields or Thirty-Year Average Yields, as the case may be (or the one weekly per annum rate, if only one such rate is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If any such rate is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate, Ten-Year Constant Maturity Rate or Thirty-Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum (i) in the case of the Treasury Bill Rate, market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, and (ii) in the case of the Ten-Year Constant Maturity Rate, average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other then Special Securities (as defined herein)) then having remaining maturities of not less than eight nor more than twelve years, and (iii) in the case of the Thirty-Year Constant Maturity Rate, average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, in each case as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason (i) no such U.S. Treasury bill rates are published as provided above during such Calendar Period or (ii) the Corporation cannot determine the Treasury Bill Rate for any dividend period; then the Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten-Year Constant Maturity Rate or Thirty-Year Constant Maturity Rate for any dividend period as provided above, then the applicable rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other then Special Securities) with a final maturity date (i) in the case of the Ten-Year Constant Maturity Rate, not less than eight nor more then twelve years from the date of each such quotation, and (ii) in the case of the Thirty-Year Constant Maturity Rate, no less than twenty-eight nor more than thirty years from the date of each such quotation, in each case as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in the United States.

The Treasury Bill Rate, the Ten-Year Constant Maturity Rate and the Thirty-Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent, with .025% being rounded upward.

The Applicable Rate with respect to each dividend period beginning on or after November 30, 2001 will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause notice of each Applicable Rate to be given to the holders of Series A Fixed/Adjustable Rate Preferred Stock when payment is made of the dividend for the immediately preceding dividend period.

As used in this paragraph 3, the term “Calendar Period” means a period of fourteen calendar days; the term “Federal Reserve Board” means the Board of Governors of the Federal Reserve System; the term “Special Securities” means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term “Ten-Year Average Yield” means the average yield to maturity for actively traded marketable U.S.

Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term “Thirty-Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

4. Liquidation Preference. The shares of Series A Fixed/Adjustable Rate Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Series A Fixed/Adjustable Rate Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Fixed/Adjustable Rate Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $200.00 per share (the “Liquidation Preference” of a share of Series A Fixed/Adjustable Rate Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series A Fixed/Adjustable Rate Preferred Stock to the date of final distribution. The holders of the Series A Fixed/Adjustable Rate Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Series A Fixed/Adjustable Rate Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Series A Fixed/Adjustable Rate Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

5. Conversion. The Series A Fixed/Adjustable Rate Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

6. Voting Rights. The holders of shares of Series A Fixed/Adjustable Rate Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

(a) Whenever, at any time or times, dividends payable on the shares of Series A Fixed/Adjustable Rate Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of Series A Fixed/Adjustable Rate Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of Series A Fixed/Adjustable Rate Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Series A Fixed/Adjustable Rate Preferred Stock shall terminate immediately.

Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of Series A Fixed/Adjustable Rate Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of Series A Fixed/Adjustable Rate Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of Series A Fixed/Adjustable Rate Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of Preferred Stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

(b) So long as any shares of Series A Fixed/Adjustable Rate Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series A Fixed/Adjustable Rate Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the issuance or increase of the authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 10(a) hereof) to the shares of the Series A Fixed/Adjustable Rate Preferred Stock; or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference, or special right of the shares of Series A Fixed/Adjustable Rate Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of Series A Fixed/Adjustable Rate Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Fixed/Adjustable Rate Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

7. Redemption. The shares of the Series A Fixed/Adjustable Rate Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 days’ prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the Series A Fixed/Adjustable Rate Preferred Stock shall not be redeemable prior to November 30, 2001, except as stated below. Subject to the foregoing, on or after such date, shares of the Series A Fixed/Adjustable Rate Preferred Stock are redeemable at $200.00 per share together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

If full cumulative dividends on the Series A Fixed/Adjustable Rate Preferred Stock have not been paid, the Series A Fixed/Adjustable Rate Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series A Fixed/Adjustable Rate Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Fixed/Adjustable Rate Preferred Stock. If fewer than all the outstanding shares of Series A Fixed/Adjustable Rate Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

If a notice of redemption has been given pursuant to this paragraph 7 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series A Fixed/Adjustable Rate Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

Notwithstanding the foregoing provisions, if the Dividends Received Percentage is equal to or less than 50% and, as a result, the amount of dividends on the Series A Fixed/Adjustable Rate Preferred Stock payable on any dividend payment date will be or is adjusted upwards as described in paragraph 2(b) hereof, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of the Series A Fixed/Adjustable Rate Preferred Stock (the Depositary Shares) (a “Dividends Received Deduction Redemption”) provided that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 50% or less, the Corporation sends notice to holders of the Series A Fixed/Adjustable Rate Preferred Stock of such redemption. A Dividends Received Deduction Redemption, in accordance with this paragraph, will take place on the date specified in the notice, which shall be not less than thirty nor more then sixty days from the date such notice is sent to holders of the Series A Fixed/Adjustable Rate Preferred Stock. A Dividends Received Deduction Redemption shall be at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) thereon to but excluding the date fixed for redemption, including any changes in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends, if any:

	Redeemable Price
Redemption Period	Per Share	Per Depositary Share
May 31, 1997 to November 29, 1997	$210.00	$52.50
November 30, 1997 to November 29, 1998	208.00	52.00
November 30, 1998 to November 29, 1999	206.00	51.50
November 30, 1999 to November 29, 2000	204.00	51.00
November 30, 2000 to November 29, 2001	202.00	50.50
On or after November 30, 2001	200.00	50.00

8. Authorization and Issuance of Other Securities. No consent of the holders of the Series A Fixed/Adjustable Rate Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation,

(b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Series A Fixed/Adjustable Rate Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

9. Amendment of Resolution. The Board and the Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Series A Fixed/Adjustable Rate Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

10. Rank. For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

(a) prior to shares of the Series A Fixed/Adjustable Rate Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series A Fixed/Adjustable Rate Preferred Stock;

(b) on a parity with shares of the Series A Fixed/Adjustable Rate Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series A Fixed/Adjustable Rate Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series A Fixed/Adjustable Rate Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Series A Fixed/Adjustable Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

(c) junior to shares of the Series A Fixed/Adjustable Rate Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Series A Fixed/Adjustable Rate Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

The Series A Fixed/Adjustable Rate Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and the Corporation’s Series A Junior Participating Preferred Stock, and on a parity with (i) the Corporation’s ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation’s 7 3/8% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation’s 7 3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iv) if issued, the Corporation’s 7.82% Cumulative

Preferred Stock, with a liquidation value of $200.00 per share, (v) if issued, the Corporation’s 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation’s 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation’s 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation’s 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation’s 8.03% Cumulative Preferred Stock, with a liquidation value of $200.00 per share.

B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.

IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.

DEAN WITTER, DISCOVER & CO.

By:	/s/ Christine A. Edwards
Name:	Christine A. Edwards
Title:	Executive Vice President,
General Counsel & Secretary

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS

OF THE

8.03% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF

DEAN WITTER, DISCOVER & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY:

A. The following resolution was duly adopted by the Board of Directors (the “Board”) of Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the “Corporation”), by unanimous vote thereof at a meeting on May 28, 1997:

RESOLVED that, pursuant to authority expressly granted to and vested in the Board by provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), which shall consist of 670,000 of the shares of Preferred Stock which the Corporation has authority to issue, is authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

1. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the 8.03%

Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “Cumulative Preferred Stock”). The stated value per share of the Cumulative Preferred Stock shall not for any purpose be considered to be a determination by the Board with respect to the capital and surplus of the Corporation. The number of shares of the Cumulative Preferred Stock shall be 670,000. The Cumulative Preferred Stock is issuable in whole shares only.

2. Dividends. (a) Holders of shares of the Cumulative Preferred Stock will be entitled to receive, when, as and if declared by the Board or the Committee (as hereinafter defined) out of assets of the Corporation legally available for payment cash dividends at the rate of 8.03% per annum. Dividends on the Cumulative Preferred Stock will be payable quarterly on February 28, May 30, August 30 and November 30 of each year (each a “dividend payment date”). Dividends on shares of the Cumulative Preferred Stock will be cumulative from the date of initial issuance of such shares of the Cumulative Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 9(b) below) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Cumulative Preferred Stock, like dividends for all dividend payment periods of the Cumulative Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Cumulative Preferred Stock next preceding such dividend payment date, on the other hand. For the purposes of this Certificate of Designation, the “Committee” shall mean any committee of the Board to whom the Board, pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, delegates authority to perform the functions of the Board set forth in this Certificate of Designation.

Except as set forth in the preceding sentence, unless full cumulative dividends on the Cumulative Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Cumulative Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends.

(b) If one or more amendments to the Internal Revenue Code of 1986, as amended (the “Code”), are enacted that reduce the percentage of the dividends received deduction as specified in Section 243(a)(1) of the Code or any successor provision (the “Dividends Received Percentage”) to below 70%, the amount of each dividend payable per share of the Cumulative Preferred Stock for dividend payments made on or after the date of enactment of such change, and so long as the Dividends Received Percentage remains below 70%, will be adjusted by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor, which will be the number determined in accordance with the following formula

(the “DRD Formula”), and rounding the result to the nearest cent:

1 - (.35 (1 - .70))
1 - (.35 (1 - DRP))

For the purposes of the DRD Formula, “DRP” means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation will receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Cumulative Preferred Stock, then any such amendment will not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence will be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends in this Certificate of Designation will mean dividends as adjusted by the DRD Formula. The Corporation’s calculation of the dividends payable, as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, will be final and not subject to review absent manifest error.

If any amendment to the Code which reduces the Dividends Received Percentage to below 70% is enacted after a dividend payable on a dividend payment date has been declared and on or before such dividend is paid, the amount of dividend payable on such dividend payment date will not be increased. Instead, an amount, equal to the excess of (x) the product of the dividends paid by the Corporation on such dividend payment date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) over (y) the dividends paid by the Corporation on such dividend payment date, will be payable on the next succeeding dividend payment date to holders of record on the record date for such next succeeding dividend payment in addition to any other amounts payable on such date.

In the event that the amount of dividends payable per share of the Cumulative Preferred Stock will be adjusted pursuant to the DRD Formula, the Corporation will cause notice of each such adjustment to be sent to the holders of record as they appear on the stock books of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the payment date thereof as shall be fixed by the Board or the Committee.

In the event that the Dividends Received Percentage is reduced to 50% or less, the Corporation may, at its option, redeem the Cumulative Preferred Stock, in whole but not in part, as described in paragraph 6 hereof.

3. Liquidation Preference. The shares of the Cumulative Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $200.00 per share (the “Liquidation Preference” of a share of the Cumulative Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of the Cumulative Preferred Stock to the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of the Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

4. Conversion. The Cumulative Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

5. Voting Rights. The holders of shares of the Cumulative Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

(a) Whenever, at any time or times, dividends payable on the shares of Cumulative Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of the Cumulative Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together a class), to elect two of the authorized number of members of the Board at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of shares of the Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of the Cumulative Preferred Stock shall terminate immediately.

Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of the Cumulative Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of the Cumulative Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of the Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

(b) So long as any shares of the Cumulative Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of the Cumulative Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the issuance or increase of the authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 9(a) hereof) to the shares of the Cumulative Preferred Stock; or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference, or special right of the shares of the Cumulative Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of the Cumulative Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Cumulative Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

6. Redemption. The shares of the Cumulative Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 days’ prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the Cumulative Preferred Stock shall not be redeemable prior to February 28, 2007, except as stated below. Subject to the foregoing, on or after such date, shares of the Cumulative Preferred Stock are redeemable at the option of the Corporation, in whole or in part, upon not less than 30 days’ notice at the redemption prices set forth below, plus accrued and accumulated but unpaid dividends to but excluding the date fixed for redemption, if redeemed during the twelve-month period beginning on February 28 of the years indicated below:

Year	Redemption Price Per Share
2007	$205.354
2008	204.282
2009	203.212
2010	202.142
2011	201.070
On or after 2012	200.000

If full cumulative dividends on the Cumulative Preferred Stock have not been paid, the Cumulative Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any share of the Cumulative Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Cumulative Preferred Stock. If fewer than all the outstanding shares of the Cumulative Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

Notwithstanding the foregoing provisions, if the Dividends Received Percentage is equal to or less than 50% and, as a result, the amount of dividends on the Cumulative Preferred Stock payable on any dividend payment date will be or is adjusted upwards as described in paragraph 2(b) hereof, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of the Cumulative Preferred Stock (a “Dividends Received Deduction Redemption”); provided that within sixty days of the date of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 50% or less and the date on which notice of issuance of the Cumulative Preferred Stock is given, the Corporation sends notice to holders of the Cumulative Preferred Stock of such redemption. A Dividends Received Deduction Redemption, in accordance with this paragraph, will take place on the date specified in the notice, which shall be not less than thirty nor more than sixty days from the date such notice is sent to holders of the Cumulative Preferred Stock. A Dividends Received Deduction Redemption shall be at the applicable redemption price set forth in the following table, in each case plus accrued and accumulated but unpaid dividends thereon to but excluding the date fixed for redemption, including any changes in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends, if any:

Redemption period	Redemption price per share
February 28, 1998 to February 27, 1999	$210.000
February 28, 1999 to February 27, 2000	208.889
February 28, 2000 to February 27, 2001	207.778
February 28, 2001 to February 27, 2002	206.667
February 28, 2002 to February 27, 2003	205.556
February 28, 2003 to February 27, 2004	204.444
February 28, 2004 to February 27, 2005	203.333
February 28, 2005 to February 27, 2006	202.222
February 28, 2006 to February 27, 2007	201.111

If a Dividends Received Deduction Redemption occurs on or after February 28, 2007, the redemption prices shall be as set forth in the first paragraph of this paragraph 6.

If a notice of redemption has been given pursuant to this paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of the Cumulative Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

7. Authorization and Issuance of Other Securities. No consent of the holders of the Cumulative Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Cumulative Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

8. Amendment of Resolution. The Board and the Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Cumulative Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

9. Rank. For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

(a) prior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Cumulative Preferred Stock;

(b) on a parity with shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Cumulative Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of the Cumulative Preferred Stock (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

(c) junior to shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

The Cumulative Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and the Corporation’s Series A Junior Participating Preferred Stock, and on a parity with (i) the Corporation’s ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation’s 7 3/8% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iii) the Corporation’s 7 3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iv) the Corporation’s Series A Fixed/Adjustable Rate Preferred Stock, with a liquidation value of $200.00 per share, (v) if issued, the Corporation’s 7.82% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation’s 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation’s 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation’s 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (ix) if issued, the Corporation’s 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share.

B. This Certificate of Designation shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.

IN WITNESS WHEREOF, Dean Witter, Discover & Co. has caused this Certificate of Designation to be signed by Christine A. Edwards, its Executive Vice President, General Counsel and Secretary, this 30th day of May, 1997.

DEAN WITTER, DISCOVER & CO.

By:	/s/ Christine A. Edwards
Name:	Christine A. Edwards
Title:	Executive Vice President,
General Counsel & Secretary

CERTIFICATE OF DESIGNATION, PREFERENCES

AND RIGHTS OF SERIES A JUNIOR

PARTICIPATING PREFERRED STOCK

of

DEAN WITTER, DISCOVER & CO.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

The undersigned officer of Dean Witter, Discover & Co., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on April 21, 1995 adopted the following resolution creating a series of 220,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “SERIES A JUNIOR PARTICIPATING PREFERRED STOCK” and the number of shares constituting such series shall be 220,000.

Section 2. Dividends and Distributions.

(A)	The holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of

Directors out of funds legally available for the purposes, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “QUARTERLY DIVIDEND PAYMENT DATE”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation (the “COMMON STOCK”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after April 21, 1995 (the “RIGHTS DECLARATION DATE”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii subdivide the outstanding Common Stock, or (ii combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)	The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)	Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue form the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “DEFAULT PERIOD”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating

Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series a Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to 1,000 times the Exercise Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of he Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 10. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 25th day of April, 1995.

DEAN WITTER, DISCOVER & CO.

/s/ Ronald T. Carman
Name:	Ronald T. Carman
Title:	Senior vice President and
Associate General Counsel

CERTIFICATE OF INCREASE

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

DEAN WITTER, DISCOVER & CO.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Dean Witter, Discover & Co. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with Section 103 thereof, does hereby certify:

1. Pursuant to a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock filed in the office of the Secretary of State of Delaware on April 26, 1995, the Board of Directors of the Corporation created a series of 220,000 shares of Series A Junior Participating Preferred Stock, and as of the date hereof no shares of such series have been issued.

2. The Board of Directors, on April 18, 1997, adopted the following resolution authorizing an increase in the authorized number of shares of Series A Junior Participating Preferred Stock from 220,000 to 450,000:

RESOLVED, that the number of shares constituting the series of the Corporation’s Series A Junior Participating Preferred Stock be increased to 450,000.

3. This Certificate of Increase and the increase in the authorized number of shares of Series A Junior Participating Preferred Stock provided for herein shall not become effective until, and shall become effective at, 12:01 a.m. on May 31, 1997.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate of Increase this 30th day of May, 1997.

DEAN WITTER, DISCOVER & CO.

By:	/s/ Christine A. Edwards
Name:	Christine A. Edwards
Title:	Executive Vice President,
General Counsel & Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 03/24/1998 981113145 - 0923632

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

Pursuant to Section 242 of the

General Corporation Law of

the State of Delaware

Morgan Stanley, Dean Witter, Discover & Co. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and authorizing the officers of the Corporation to submit such amendment to the stockholders of the Corporation for approval at the Corporation’s 1998 annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Board of Directors declares it advisable that Article I of the Corporation’s Amended and Restated Certificate of Incorporation be amended to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

Morgan Stanley Dean Witter & Co.

SECOND: Thereafter, pursuant to resolution of its Board of Directors, the 1998 annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the Corporation’s Amended and Restated Certificate of Incorporation were voted in favor of the amendment.

THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment shall not become effective until, and shall become effective at, 5:00 p.m. on March 24, 1998.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ronald T. Carman, its Assistant Secretary, this 24th day of March, 1998.

MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:	/s/ Ronald T. Carman
Ronald T. Carman, Assistant Secretary

CERTIFICATE OF ELIMINATION

OF PREFERRED STOCK

OF MORGAN STANLEY DEAN WITTER & CO.

(Pursuant to Section 151(g) of the General

Corporation Law of the State of Delaware)

Morgan Stanley Dean Witter & Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies as follows:

FIRST: The Corporation’s Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of a series of Preferred Stock designated 7 3/8% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “7 3/8% Preferred Stock”).

SECOND: The Preferred Stock Financing Committee of the Board of Directors of the Corporation (the “Preferred Stock Financing Committee”) redeemed and retired all issued and outstanding shares of the 7 3/8% Preferred Stock, which constituted all authorized shares of the 7 3/8% Preferred Stock.

THIRD: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “GCL”), the Preferred Stock Financing Committee adopted the following resolutions:

RESOLVED FURTHER, that upon redemption of the 7 3/8% Preferred Stock and corresponding Depositary Shares, all of the shares of 7 3/8% Preferred Stock so redeemed shall be retired; and

RESOLVED FURTHER, that upon redemption and retirement of the 7 3/8% Preferred Stock in accordance with the foregoing resolutions, none of the authorized shares of such series of Preferred Stock will be outstanding and no shares of such series thereafter will be issued; and

RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the GCL in accordance with Section 103 of the GCL, substantially in the form attached as Exhibit A, with such changes therein as the officer executing the same may approve and as are permitted by the GCL to be made by such officer, such approval to be conclusively evidenced by such officer’s execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the 7 3/8% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation shall be eliminated and the shares of 7 3/8% Preferred Stock so redeemed and retired shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series.

FOURTH: Pursuant to the provisions of Section 151(g) of the GCL, all references to 7 3/8% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin M. Cohen, its Assistant Secretary, this 21 day of October, 1998.

MORGAN STANLEY DEAN WITTER & CO.

By:	/s/ Martin M. Cohen
Title:	Assistant Secretary

CERTIFICATE OF ELIMINATION

OF THE

7.80% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF MORGAN STANLEY DEAN WITTER & CO.

(Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware)

Morgan Stanley Dean Witter & Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies as follows:

FIRST: The Corporation’s Amended and Restated Certificate of Corporation authorizes the issuance of 1,150,000 shares of a series of Preferred Stock designated 7.80% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “7.80% Preferred Stock”).

SECOND: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted the following resolutions:

RESOLVED FURTHER, that none of the authorized shares of the 7.80% Preferred Stock are outstanding and none of the authorized shares of such series of Preferred Stock will be issued; and

RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL, substantially in the form attached as Exhibit A, with such changes therein as the officer executing the same may approve and as are permitted by the DGCL to be made by such officer, such approval to be conclusively evidenced by such officer’s execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the 7.80% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation shall be eliminated and the shares of 7.80% Preferred Stock shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series.

THIRD: Pursuant to the provisions of Section 151(g) of the DGCL, all references to 7.80% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin M. Cohen, its assistant Secretary, this 2nd day of March, 1999.

MORGAN STANLEY DEAN WITTER & CO.

By	/s/ Martin M. Cohen
Name:	Martin M. Cohen
Title:	Assistant Secretary

CERTIFICATE OF ELIMINATION

OF THE

7.82% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF MORGAN STANLEY DEAN WITTER & CO.

(Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware)

Morgan Stanley Dean Witter & Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies as follows:

FIRST: The Corporation’s Amended and Restated Certificate of Corporation authorizes the issuance of 611,238 shares of a series of Preferred Stock designated 7.82% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “7.82% Preferred Stock”).

SECOND: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted the following resolutions:

RESOLVED FURTHER, that none of the authorized shares of the 7.82% Preferred Stock are outstanding and none of the authorized shares of such series of Preferred Stock will be issued; and

RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL, substantially in the form attached as Exhibit A, with such changes therein as the officer executing the same may approve and as are permitted by the DGCL to be made by such officer, such approval to be conclusively evidenced by such officer’s execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the 7.82% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation shall be eliminated and the shares of 7.82% Preferred Stock shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series.

THIRD: Pursuant to the provisions of Section 151(g) of the DGCL, all references to 7.82% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin M. Cohen, its assistant Secretary, this 2nd day of March, 1999.

MORGAN STANLEY DEAN WITTER & CO.

By	/s/ Martin M. Cohen
Name:	Martin M. Cohen
Title:	Assistant Secretary

Certificate of Amendment

to

Amended and Restated Certificate of Incorporation

of

Morgan Stanley Dean Witter & Co.

Pursuant to Section 242 of the

General Corporation Law of

the State of Delaware

Morgan Stanley Dean Witter & Co. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: The Board of Directors of the Company, at a duly convened telephonic meeting of the Board of Directors held on December 20, 1999, duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable and authorizing the officers of the Company to submit such amendment to the stockholders of the Company for approval at the Company’s 2000 annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that the Board of Directors declares it advisable that the first sentence of Article IV of the Company’s Amended and Restated Certificate of Incorporation in effect on the date hereof be amended to read in its entirety as follows:

The total number of shares of stock which the Corporation shall the authority to issue is three billion five hundred thirty million (3,530,000,000), consisting of thirty million (30,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as “Preferred Stock”), and three billion five hundred million (3,500,000,000) shares of Common Stock, par value $0.01 per share (hereinafter referred to as “Common Stock”).”

SECOND: Thereafter, pursuant to resolution of its Board of Directors, the 2000 annual meeting of stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by Section 242 of the General Corporation Law of the State of Delaware were voted in favor of the amendment.

THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Ronald T. Carman, its Assistant Secretary this 11th day of April, 2000.

MORGAN STANLEY DEAN WITTER & CO.

By:	/s/ Ronald T. Carman
Ronald T. Carman, Assistant Secretary

CERTIFICATE OF ELIMINATION

OF THE

9.00% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF MORGAN STANLEY DEAN WITTER & CO.

(Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware)

Morgan Stanley Dean Witter & Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies as follows:

FIRST: The Corporation’s Amended and Restated Certificate of Incorporation authorizes the issuance of 720,900 shares of a series of Preferred Stock designated 9.00% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “9.00% Preferred Stock”).

SECOND: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted the following resolutions:

RESOLVED, that none of the authorized shares of the 9.00% Preferred Stock are outstanding and none of the authorized shares of such series of Preferred Stock will be issued; and

RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL, substantially in the form attached as Exhibit A, with such changes therein as the officer executing the same may approve and as are permitted by the DGCL to be made by such officer, such approval to be conclusively evidenced by such officer’s execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the 9.00% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation shall be eliminated and the shares of 9.00% Preferred Stock shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series.

THIRD: Pursuant to the provisions of Section 151(g) of the DGCL, all references to 9.00% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin M. Cohen, its Assistant Secretary, this 30th day of January, 2001.

MORGAN STANLEY DEAN WITTER & CO.

By	/s/ Martin M. Cohen
Name:	Martin M. Cohen
Title:	Assistant Secretary

CERTIFICATE OF ELIMINATION

OF THE

ESOP CONVERTIBLE PREFERRED STOCK

OF MORGAN STANLEY DEAN WITTER & CO.

(Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware)

Morgan Stanley Dean Witter & Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies as follows:

FIRST: The Corporation’s Amended and Restated Certificate of Incorporation authorizes the issuance of 3,902,438 shares of a series of Preferred Stock designated ESOP Convertible Preferred Stock, par value $0.01 per share (the “ESOP Preferred Stock”).

SECOND: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted the following resolutions:

RESOLVED FURTHER, that none of the authorized shares of the ESOP Preferred Stock are outstanding and none of the authorized shares of such series of Preferred Stock will be issued; and

RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL, substantially in the form attached as Exhibit B, with such changes therein as the officer executing the same may approve and as are permitted by the DGCL to be made by such officer, such approval to be conclusively evidenced by such officer’s execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the ESOP Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation shall be eliminated and the shares of the ESOP Preferred Stock shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series.

THIRD: Pursuant to the provisions of Section 151(g) of the DGCL, all references to the ESOP Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin M. Cohen, its Assistant Secretary, this 30th day of January, 2001.

MORGAN STANLEY DEAN WITTER & CO.

By	/s/ Martin M. Cohen
Name:	Martin M. Cohen
Title:	Assistant Secretary

CERTIFICATE OF ELIMINATION

OF THE

8.20% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF MORGAN STANLEY DEAN WITTER & CO.

(Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware)

Morgan Stanley Dean Witter & Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies as follows:

FIRST: The Corporation’s Amended and Restated Certificate of Incorporation authorizes the issuance of 847,500 shares of a series of Preferred Stock designated 8.20% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “8.20% Preferred Stock”).

SECOND: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted the following resolutions:

RESOLVED FURTHER, that none of the authorized shares of the 8.20% Preferred Stock are outstanding and none of the authorized shares of such series of Preferred Stock will be issued; and

RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL, substantially in the form attached as Exhibit C, with such changes therein as the officer executing the same may approve and as are permitted by the DGCL to be made by such officer, such approval to be conclusively evidenced by such officer’s execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the 8.20% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation shall be eliminated and the shares of the 8.20% Preferred Stock shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series.

THIRD: Pursuant to the provisions of Section 151(g) of the DGCL, all references to the 8.20% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin M. Cohen, its Assistant Secretary, this 30th day of January, 2001.

MORGAN STANLEY DEAN WITTER & CO.

By	/s/ Martin M. Cohen
Name:	Martin M. Cohen
Title:	Assistant Secretary

CERTIFICATE OF ELIMINATION

OF THE

8.40% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF MORGAN STANLEY DEAN WITTER & CO.

(Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware)

Morgan Stanley Dean Witter & Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies as follows:

FIRST: The Corporation’s Amended and Restated Certificate of Incorporation authorizes the issuance of 996,776 shares of a series of Preferred Stock designated 8.40% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “8.40% Preferred Stock”).

SECOND: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted the following resolutions:

RESOLVED FURTHER, that none of the authorized shares of the 8.40% Preferred Stock are outstanding and none of the authorized shares of such series of Preferred Stock will be issued; and

RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL, substantially in the form attached as Exhibit D, with such changes therein as the officer executing the same may approve and as are permitted by the DGCL to be made by such officer, such approval to be conclusively evidenced by such officer’s execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the 8.40% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation shall be eliminated and the shares of 8.40% Preferred Stock shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series.

THIRD: Pursuant to the provisions of Section 151(g) of the DGCL, all references to 8.40% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin M. Cohen, its Assistant Secretary, this 30th day of January, 2001.

MORGAN STANLEY DEAN WITTER & CO.

By	/s/ Martin M. Cohen
Name:	Martin M. Cohen
Title:	Assistant Secretary

CERTIFICATE OF ELIMINATION

OF THE

SERIES A FIXED/ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF MORGAN STANLEY DEAN WITTER & CO.

(Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware)

Morgan Stanley Dean Witter & Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies as follows:

FIRST: The Corporation’s Amended and Restated Certificate of Incorporation authorizes the issuance of 1,725,000 shares of a series of Preferred Stock designated Series A Fixed/Adjustable Rate Cumulative Preferred Stock, without par value, with a stated value of $200 per share (the “Series A Fixed/Adjustable Rate Preferred Stock”).

SECOND: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted the following resolutions:

RESOLVED FURTHER, that none of the authorized shares of the Series A Fixed/Adjustable Rate Preferred Stock are outstanding and none of the authorized shares of such series of Preferred Stock will be issued; and

RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL, substantially in the form attached as Exhibit B, with such changes therein as the officer executing the same may approve and as are permitted by the DGCL to be made by such officer, such approval to be conclusively evidenced by such officer’s execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the Series A Fixed/Adjustable Rate Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation shall be eliminated and the shares of Series A Fixed/Adjustable Rate Preferred Stock shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series.

THIRD: Pursuant to the provisions of Section 151(g) of the DGCL, all references to Series A Fixed/Adjustable Rate Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin M. Cohen, its Assistant Secretary, this 24th day of December, 2001.

MORGAN STANLEY DEAN WITTER & CO.

By	/s/ Martin M. Cohen
Name:	Martin M. Cohen
Title:	Assistant Secretary

CERTIFICATE OF ELIMINATION

OF THE

7 3/4% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF MORGAN STANLEY DEAN WITTER & CO.

(Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware)

Morgan Stanley Dean Witter & Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies as follows:

FIRST: The Corporation’s Certificate of Designation of Preferences and Rights of the 7 3/4/% Cumulative Preferred Stock, dated May 30, 1997 (“Certificate of Designation”) authorizes the issuance of 1,000,000 shares of a series of Preferred Stock designated 7 3/4% Cumulative Preferred Stock, without par value, with a stated value of $200 per share (the “7 3/4% Preferred Stock”).

SECOND: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted the following resolutions:

RESOLVED FURTHER, that none of the authorized shares of the 7 3/4% Preferred Stock are outstanding and none of the authorized shares of such series of Preferred Stock will be issued; and

RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the DGCL in accordance with Section 103 of the DGCL, substantially in the form attached as Exhibit A, with such changes therein as the officer executing the same may approve and as are permitted by the DGCL to be made by such officer, such approval to be conclusively evidenced by such officer’s execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the 7 3/4% Preferred Stock in the Certificate of Designation of the Corporation shall be eliminated and the shares of 7 3/4% Preferred Stock shall resume the status of authorized and unissued shares of Preferred Stock of the Corporation, without designation as to series.

THIRD: Pursuant to the provisions of Section 151(g) of the DGCL, all references to 7 3/4% Preferred Stock in the Certificate of Designation of the Corporation hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin M. Cohen, its Assistant Secretary, this 24th day of December, 2001.

MORGAN STANLEY DEAN WITTER & CO.

By	/s/ Martin M. Cohen
Name:	Martin M. Cohen
Title:	Assistant Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

MORGAN STANLEY NC INC.

INTO

MORGAN STANLEY DEAN WITTER & CO.

        Morgan Stanley Dean Witter & Co., a corporation incorporated under the laws of the State of Delaware (the “Corporation”), pursuant to Section 253 of the General Corporation Law of the State of Delaware, does hereby certify that it owns all the capital stock of Morgan Stanley NC Inc., a corporation incorporated under the laws of the State of Delaware (“NC”), and that the Corporation, by resolutions of its board of directors duly adopted on June 18, 2002, determined to merge NC into itself, which resolutions provide in relevant part as follows:

        WHEREAS, the Corporation owns all the outstanding stock of Morgan Stanley NC Inc., a corporation organized and existing under the laws of the State of Delaware (“NC”), and desires to merge NC into itself and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

        NOW, THEREFORE, BE IT RESOLVED, effective at the time specified in the Certificate of Ownership and Merger filed in respect thereof (the “Effective Time”), that the Corporation merge NC into itself and assume all NC’s liabilities and obligations; and

        FURTHER RESOLVED, that it is intended that the merger of NC into the Corporation qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and that these resolutions constitute a plan of reorganization within the meaning of Section 368; and

        FURTHER RESOLVED, that, at any time prior to the Effective Time, the merger may be amended, modified, terminated or abandoned by action of the Corporation’s Board of Directors; and

        FURTHER RESOLVED, that, at the Effective Time, Article I of the Corporation’s Amended and Restated Certificate of Incorporation be amended to read in its entirety as follows:

Article I

Name

        The name of the Corporation (which is hereafter referred to as the “Corporation”) is Morgan Stanley.

        FURTHER RESOLVED, that each officer of the Corporation is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of this resolution, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware; and

        FURTHER RESOLVED, that in connection with changing the Corporation’s name, each officer of the Corporation is authorized, in the name and on behalf of the Corporation, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in his or her judgment, be required or advisable; and

        FURTHER RESOLVED, that in order for the Corporation to comply with all applicable regulations and requirements of federal, state, local and foreign governmental agencies and exchanges, each officer of the Corporation is authorized, in the name and on behalf of the Corporation, to prepare, execute and file or cause to be filed all reports, statements, documents, undertakings, commitments and information with any exchange or governmental agency or agencies as may, in his or her judgment, be required or advisable in connection with the merger or the Corporation’s name change; and

        FURTHER RESOLVED, that, after the Certificate of Ownership and Merger shall have become effective, each officer of the Corporation is hereby authorized, in the name and on behalf of the Corporation, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, change the name in which the Corporation is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Corporation’s name; and

        FURTHER RESOLVED, that, after the Certificate of Ownership and Merger shall have become effective, each officer of the Corporation is hereby authorized, in the name and on behalf of the Corporation, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, use any alternate name, fictitious name, assumed name or other name in such jurisdictions as the Corporation is qualified, if such officer determines it is necessary or desirable for the Corporation to use an alternate name, fictitious name, assumed name or other name; and

        FURTHER RESOLVED, that, after the Certificate of Ownership and Merger shall have become effective, the Bylaws of the Corporation shall be and hereby are amended by deleting the name “Morgan Stanley Dean Witter & Co.” from the Heading and substituting therefor the name “Morgan Stanley”; and

        FURTHER RESOLVED, that, after the Certificate of Ownership and Merger shall have become effective, each officer of the Corporation is hereby authorized, in the name and on behalf of the Corporation, to prepare, execute and file a listing application or supplemental listing application, and such other documents, and to take such steps, as may be necessary or desirable, with the New York Stock Exchange and if such officers determine it required or advisable, any other exchanges on which the Corporation has listed securities, to reflect the change in the Corporation’s name; and

        FURTHER RESOLVED, that all actions to be taken or heretofore taken by any officer or agent of the Corporation in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects; and

        FURTHER RESOLVED, that each officer of the Corporation is authorized to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificates, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by this Board of Directors any form of resolution required by any law, regulation or agency, in order to effectuate the purpose of the foregoing resolutions or any of them or to carry out the transactions contemplated hereby.

        This Certificate of Ownership and Merger, and the merger provided for herein, shall not become effective until, and shall become effective at, 12:01 a.m. on June 20, 2002.

        IN WITNESS WHEREOF, Morgan Stanley Dean Witter & Co. has caused this certificate to be signed by its authorized officer, the 18th day of June, 2002.

MORGAN STANLEY DEAN WITTER & CO.

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Assistant Secretary

Certificate of Amendment

to

Amendment and Restated Certificate of Incorporation

of

Morgan Stanley

Pursuant to Section 242 of the

General Corporation Law of

the State of Delaware

Morgan Stanley (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: The Board of Directors of the Company, at a duly convened meeting of the Board of Directors held on December 14, 2004, duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable and authorizing the officers of the Company to submit such amendment to the stockholders of the Company for approval at the Company’s 2005 annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

“NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors declares it advisable that Article VII of the Corporation’s Amended and Restated Certificate of Incorporation be amended to read in its entirely as follows:

ARTICLE VII

Board of Directors

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed in the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Subject to the succeeding provisions of this paragraph, the directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into three classes, initially consisting of 6, 4 and 4 directors. One class of directors initially consisting of 4 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class initially consisting of 4 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class initially consisting of 6 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 1998 annual meeting but prior to the 2006 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 2006 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. Commencing with the 2008 annual meeting of stockholders of the Corporation, the foregoing classification of the Board of Directors shall cease.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen (i) prior to the 2008 annual meeting of stockholders shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires, or (ii) subsequent to the 2008 annual meeting of stockholders shall hold office for a term expiring at the next annual meeting of stockholders, and in each case until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, any director may be removed from office at any time, but only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, and, prior to the 2008 annual meeting of stockholders, only for cause.”

SECOND: Thereafter, pursuant to resolution of its Board of Directors, the 2005 annual meeting of stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by Section 242 of the General Corporation Law of the State of Delaware and the Amended and Restated Certificate of Incorporation were voted in favor of the amendment.

THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Ronald T. Carman, its Assistant Secretary, this 22nd day of March, 2005.

MORGAN STANLEY

By:	/s/ Ronald T. Carman
Ronald T. Carman
Assistant Secretary

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MORGAN STANLEY

Morgan Stanley, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. Article VII of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“ARTICLE VII

Board of Directors

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed in the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be elected annually at each annual meeting of stockholders of the Corporation to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. The terms of office of each director whose term of office did not expire at the 2006 annual meeting of stockholders of the Corporation shall nonetheless expire upon the effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware (the “Effective Time”), such that the directors elected at the 2006 annual meeting of stockholders of the Corporation effective upon the Effective Time to succeed such directors shall commence their term of office at the Effective Time, for a term expiring at the next annual meeting of stockholders, with each such director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director may be removed from office at any time, with or without cause.”

2. Article X of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“ARTICLE X

Amendments

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of Article V or this second paragraph of this Article X. For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.”

3. The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 5th day of April, 2006.

MORGAN STANLEY

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR.
William J. O’Shaughnessy, Jr.
Assistant Secretary

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF THE

FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES A

(Liquidation Preference $25,000 per share)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Morgan Stanley, a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of the Preferred Stock Financing Committee (the “Committee”) of the Board of Directors of the Corporation adopted on June 26, 2006, the creation of Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01 per share, liquidation preference $25,000 per share (“Series A”), of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series A, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1. Designation. The distinctive serial designation of such series of preferred stock is “Floating Rate Non-Cumulative Preferred Stock, Series A.” Each share of Series A shall be identical in all respects to every other share of Series A, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

2. Number of Shares. The authorized number of shares of Series A shall be 46,000. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock; provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series A by any subsidiary of the Corporation.

3. Definitions. As used herein with respect to Series A:

(a) “Allowable Capital” has the meaning set forth in Section 7.

(b) “Board of Directors” means the board of directors of the Corporation.

(c) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(d) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

(e) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series A is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(f) “Capital Units” means the outstanding Capital Units of the Corporation and of Morgan Stanley Finance plc. Each Capital Unit consists of a subordinated debenture issued by Morgan Stanley Finance plc and guaranteed by the Corporation on a subordinated basis, and a related purchase contract issued by the Corporation that requires the holder to purchase one depositary share representing ownership of multiple shares of the Corporation’s cumulative preferred stock.

(g) “Capital Units Cumulative Preferred Stock” means shares, if any, of the Corporation’s 8.03% Cumulative Preferred Stock, par value $0.01 per share, with a stated value $200 per share, which the Corporation may issue under the terms of the outstanding Capital Units.

(h) “Certificate of Designation” means this Certificate of Designation relating to the Series A, as it may be amended or supplemented from time to time.

(i) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designation.

(j) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(k) “Dividend Determination Date” means, for each Dividend Period, the second London Business Day immediately preceding the first day of such Dividend Period.

(l) “Dividend Payment Date” means January 15, April 15, July 15, and October 15 of each year.

(m) “Dividend Period” has the meaning set forth in Section 4(a).

(n) “Dividend Record Date” has the meaning set forth in Section 4(a).

(o) “Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series A as to the payment of dividends. Junior Stock includes the Common Stock.

(p) “LIBOR” has the meaning set forth in Section 4(a).

(q) “Liquidation Preference” has the meaning set forth in Section 5(b).

(r) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(s) “Nonpayment” has the meaning set forth in Section 8(b).

(t) “Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series A in the payment of dividends.

(u) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A.

(v) “Preferred Stock Directors” has the meaning set forth in Section 8(b).

(w) “Regulations” has the meaning set forth in Section 7.

(x) “Required Unrestricted Capital Provisions” has the meaning set forth in Section 7.

(y) “Tier 1 Capital Equivalent” has the meaning set forth in Section 7.

(z) “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series A as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Capital Units Cumulative Preferred Stock, if issued, and any class or series of cumulative Preferred Stock that the Corporation may issue in the future, to the extent their like voting rights are exercisable at such time. Whether a plurality, majority or other portion of the shares of Series A and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

4. Dividends.

(a) Rate. Holders of Series A will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the original issue date (in the case of the initial Dividend Period only) or the immediately preceding Dividend Payment Date, quarterly in arrears on each Dividend Payment Date, commencing on October 15, 2006. These dividends will accrue, with respect to each Dividend Period (as defined below), on the liquidation preference amount of $25,000 per share at a rate per annum equal to the greater of (1) three-month U.S. Dollar LIBOR (as defined below) on the related Dividend Determination Date plus .70% or (2) 4%. In the event that the Corporation issues additional shares of Series A after the original issue date, dividends on such shares may accrue from the original issue date or any other date specified by the Board of Directors or an authorized committee thereof at the time such additional shares are issued.

Dividends that are payable on Series A on any Dividend Payment Date will be payable to holders of record of Series A as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date or any earlier redemption date, except that (i) the initial Dividend Period for any share of Series A issued on the original issue date will commence on and include the original issue date of the Series A and will end on and exclude the October 15, 2006 Dividend Payment Date, and (ii) for any share of Series A issued after the original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose and shall end on and exclude the next Dividend Payment Date. Dividends payable on the Series A will be computed by the Calculation Agent on the basis of a 360-day year and the actual number of days elapsed in the Dividend Period. Dividends for the initial Dividend Period will be calculated from the original issue date. If any date on which dividends would otherwise be payable is not a Business Day, then the Dividend Payment Date will be the next succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date will be the immediately preceding day that is a Business Day.

For any Dividend Period, LIBOR (the London interbank offered rate) shall be determined by the Calculation Agent on the Dividend Determination Date in the following manner:

(i) LIBOR will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, that appears on Page 3750, or any successor page, on Moneyline Telerate Inc., or any successor service, at approximately 11:00 a.m., London time, on that Dividend Determination Date.

(ii) If no such rate appears, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Corporation, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of such Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Dividend Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that Dividend Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the first day of such Dividend Period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Dividend Determination Date, by three major banks in New York City, as selected by the Calculation Agent after consultation with the Corporation, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the first day of such Dividend Period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that Dividend Determination Date will be the same as LIBOR for the immediately preceding Dividend Period, or, if there was no Dividend Period, the dividend payable will be based on the initial dividend rate.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series A shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A as specified in this Section 4 (subject to the other provisions of this Certificate of Designation).

Dividends on shares of the Series A will not be cumulative. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series A payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series A are declared for any future Dividend Period.

(b) Priority of Dividends. The Series A will rank (i) senior to the Common Stock and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series A, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series A (issued with the requisite consent of the holders of the Series A, if required) and (iii) except as described in the following sentence, at least equally with each other class or series of Preferred Stock the Corporation may issue with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. The Series A will rank junior as to payment of dividends, but on a parity as to amounts payable upon liquidation, dissolution or winding up of the Corporation, with any Capital Units Cumulative Preferred Stock, any other class or series of cumulative Preferred Stock that the Corporation may issue in the future and any other class or series of Preferred Stock that the Corporation may issue in the future that is expressly stated to be senior as to payment of dividends, but on a parity as to amounts payable upon our liquidation, dissolution or winding up, to the Series A.

So long as any share of Series A remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series A has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to:

•

repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a subsidiary of the Corporation, for any class or series of Junior Stock;

•	the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged;

•

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series A and any shares of Parity Stock, all dividends declared on the Series A and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any other stock ranking, as to dividends, equally with or junior to the Series A, from time to time out of any funds legally available for such payment, and the Series A shall not be entitled to participate in any such dividends.

5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series A shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series A as to such distribution, a liquidating distribution in an amount equal to $25,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series A Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all holders of Series A and all holders of any stock of the Corporation ranking equally with the Series A as to such distribution, the amounts paid to the holders of Series A and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the holders of Series A and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series A and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A and any other shares of the Corporation’s stock ranking equally as to such liquidation distribution, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the holders of Series A receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) Optional Redemption. The Series A may not be redeemed by the Corporation prior to July 15, 2011. On or after July 15, 2011, subject to obtaining any then required regulatory approval, the Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series A at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to $25,000 per share, together (except as otherwise provided herein below), for the purposes of the redemption price only, with an amount equal to dividends accrued but unpaid for the then current Dividend Period at the rate set forth in Section 4(a) to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period). The redemption price for any shares of Series A shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any accrued and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series A will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A will have no right to require the redemption or repurchase of any shares of Series A.

(c) Notice of Redemption. Notice of every redemption of shares of Series A shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A. Notwithstanding the foregoing, if the depositary shares representing interests in the Series A are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series A at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of any shares of Series A so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

7. Conversion Upon Regulatory Changes. If both (i) and (ii) below occur:

(i) after June 26, 2006, the Corporation (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy, which Regulation (x) modifies the existing requirements for treatment as Allowable Capital (as defined under the Securities and Exchange Commission rules relating to consolidated supervised entities as in effect from time to time), (y) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to Regulations of any governmental agency, authority or other body having regulatory jurisdiction over the Corporation (or any of its subsidiaries or consolidated affiliates) and implementing the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or any other United States national governmental agency, authority or other body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (z) provides for a type or level of capital that in the judgment of the Corporation (after consultation with legal counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (y) or (z) above is referred to below as “Tier 1 Capital Equivalent”), and

(ii) the Corporation affirmatively elects to qualify the Series A for treatment as Allowable Capital or Tier 1 Capital Equivalent without any sublimit or other quantitative restriction on the inclusion of the Series A in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital

Equivalent) under such Regulations, then, upon such affirmative election, the Series A shall be convertible at the Corporation’s option into a new series of Preferred Stock having terms and provisions substantially identical to those of the Series A, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are necessary in the judgment of the Board of Directors or a duly authorized committee of the Board of Directors (after consultation with legal counsel of recognized standing) to comply with the Required Unrestricted Capital Provisions (as defined below), provided that the Corporation shall not cause any such conversion unless the Board of Directors or a duly authorized committee of the Board of Directors determines that the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of such new series of Preferred Stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of the Series A, taken as a whole.

As used above, the term “Required Unrestricted Capital Provisions” means such terms and provisions as are, in the judgment of the Board of Directors or a duly authorized committee of the Board of Directors (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent, as applicable (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to the applicable Regulations.

The Corporation shall provide notice to the holders of Series A of any election to qualify the Series A for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series A into a new series of Preferred Stock pursuant to the terms of this Section 7, promptly upon the effectiveness of any such election or determination. A copy of such notice and of the relevant Regulations shall be maintained on file at the principal offices of the Corporation and, upon request, will be made available to any stockholder of the Corporation. Any conversion of the Series A pursuant to this Section 7 shall be effected pursuant to such procedures as the Corporation may determine and publicly disclose.

Except as specified in this Section 7, holders of Series A shares shall have no right to exchange or convert such shares into any other securities.

8. Voting Rights.

(a) General. The holders of Series A shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series A, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series A or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series A and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the Nonpayment.

If and when dividends for at least four regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series A and any other class or series of Voting Preferred Stock, the holders of the Series A and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Other Voting Rights. So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series A and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series A with respect to the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series A. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series A remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A, taken as a whole;

provided, however, that for all purposes of this Section 8(c), any increase in the amount of the authorized or issued Series A or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series A with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and ranking senior to or equally with the Series A with respect to the payment of dividends will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the holders of outstanding shares of Series A. In addition, any conversion of the Series A pursuant to Section 7 above shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series A.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(c) would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series A for this purpose), then only such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

(d) Changes for Clarification. Without the consent of the holders of the Series A, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A, the Corporation may amend, alter, supplement or repeal any terms of the Series A:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series A that is not inconsistent with the provisions of this Certificate of Designation.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series A shall be required pursuant to Section 8(b), (c) or (d) above if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series A shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series A and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series A are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series A may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

10. Notices. All notices or communications in respect of Series A shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law.

11. No Preemptive Rights. No share of Series A shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

12. Other Rights. The shares of Series A shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

IN WITNESS WHEREOF, Morgan Stanley has caused this certificate to be signed by Jacqueline Brody, its Assistant Treasurer, this 5th day of July, 2006.

MORGAN STANLEY

By	/S/ JACQUELINE T. BRODY
Name:	Jacqueline Brody
Title:	Assistant Treasurer

CERTIFICATE OF ELIMINATION

OF THE

8.03% CUMULATIVE PREFERRED STOCK

($200.00 Stated Value)

OF MORGAN STANLEY

(Pursuant to Section 151(g) of the

General Corporation Law of the State of Delaware)

Morgan Stanley, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies as follows:

FIRST: Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and the authority granted in the Certificate of Incorporation of the Corporation, as amended, the Board of Directors of the Corporation, by resolution duly adopted, authorized the issuance of 670,000 shares of a series of Preferred Stock designated 8.03% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “8.03% Preferred Stock”), and, on May 30 1997, filed a Certificate of Designation with respect to such 8.03% Preferred Stock (the “Certificate of Designation”) in the Office of the Secretary of State of the State of Delaware.

SECOND: Pursuant to the provisions of Section 151(g) of DGCL, the Board of Directors of the Corporation adopted the following resolutions:

RESOLVED, that none of the authorized shares of the 8.03% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $200.00 per share (the “8.03% Preferred Stock”) are outstanding and none of the authorized shares of such series of 8.03% Preferred Stock will be issued; and

RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”) in accordance with Section 103 of the DGCL, substantially in the form attached as Exhibit A, with such changes therein as the officer executing the same may approve and as are permitted by the DGCL to be made by such officer, such approval to be conclusively evidenced by such officer’s execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the 8.03% Preferred Stock in the Amended and Restated Certificate of Incorporation of the Corporation shall be eliminated and the shares of 8.03% Preferred Stock shall resume the status of authorized and unissued shares of preferred stock of the Corporation, without designation as to series.

THIRD: Pursuant to the provisions of Section 151(g) of the DGCL, all matters set forth in the Certificate of Designation with respect to such 8.03% Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation of the Corporation, as amended, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin M. Cohen, its Assistant Secretary, this 23rd day of March, 2007.

MORGAN STANLEY

By	/S/ MARTIN M. COHEN
Name:	Martin M. Cohen
Title:	Assistant Secretary

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